UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant X
Filed by a Party other than the Registrant
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
PAR PHARMACEUTICAL COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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i

Executive Compensation	45

Summary Compensation Table	45

Grants of Plan-Based Awards	49

Outstanding Equity Awards At Fiscal Year-End	51

Option Exercises And Stock Vested	53

Non-Qualified Deferred Compensation	53

Equity Compensation Plan Information	54

Pension Benefits	56

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	57

Employment Agreements with Named Executives	57

Potential Payments Upon Termination or Change of Control	59

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control	60

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	63

OTHER MATTERS	64

SUBMISSION OF STOCKHOLDER PROPOSALS	64

Appendix A (Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan)	A-1
 ii

PAR PHARMACEUTICAL COMPANIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 16, 2007
TO OUR STOCKHOLDERS:
     The 2007 Annual Meeting of Stockholders (the “Meeting”) of Par Pharmaceutical Companies, Inc. (the “Company”) will be held on October 16, 2007, at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey, at 10:00 a.m., local time, for the following purposes:
     1. To elect the two Class II members of the Company’s Board of Directors (the “Board”), who shall serve until the Company’s 2010 Annual Meeting of Stockholders and their successors have been duly elected and qualified;
     2. To consider and act upon the Board’s proposal to amend the 1997 Directors’ Stock and Deferred Fee Plan;
     3. To ratify the Board’s selection of the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (sometimes referred to herein as “auditors” or “independent auditors”) for the 2007 fiscal year;
     4. To consider and act upon a stockholder proposal concerning benchmarking executive compensation against peer group company performance;
     5. To consider and act upon a stockholder proposal concerning an advisory vote on executive compensation; and
     6. To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.
     The Board has fixed the close of business on August 27, 2007 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. Only stockholders of record as of the close of business on such date will be entitled to vote at the Meeting and any adjournment(s) thereof.
By Order of the Board of Directors
Thomas Haughey
Secretary
September 10, 2007
YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND VOTE YOUR SHARES IN PERSON.

PAR PHARMACEUTICAL COMPANIES, INC.
300 Tice Boulevard
Woodcliff Lake, NJ 07677
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 16, 2007

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy statement?
The Board of Directors of Par Pharmaceutical Companies, Inc. is soliciting proxies for its 2007 Annual Meeting of Stockholders (the “Meeting”) and for any adjournment(s) of the Meeting. The Meeting will be held on October 16, 2007, at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey, at 10:00 a.m., local time.
This proxy statement and the Company’s 2006 Annual Report on Form 10-K (together, the “Proxy Materials”), along with either a proxy card or voting instruction card, are being mailed to stockholders on or about September 10, 2007. The Proxy Materials contain information you need to know for voting at the Meeting. You do not need to attend the Meeting in order to vote your shares.
Par Pharmaceutical Companies, Inc. is sometimes referred to in this proxy statement as the “Company.”
How do I contact the Company’s Secretary?
You may contact the Company’s Secretary by sending correspondence to the Company’s principal executive offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677. The telephone number of the Company is (201) 802-4000.
Who is entitled to vote, and how many votes do I have?
Holders of the Company’s Common Stock (the “Common Stock”) as of the close of business on August 27, 2007 (the “Record Date”) are entitled to vote at the Meeting. For each item presented for vote, you have one vote for each share you own. The Company has no class of voting securities other than the Common Stock and its stockholders do not have cumulative voting rights.
Any person who acquires shares of Common Stock after the close of business on August 27, 2007 and wants to vote such shares at the Meeting must obtain a proxy from the record holder of such shares or otherwise take appropriate steps to obtain the voting rights of such record holder.
What constitutes a quorum?
As of the Record Date, the Company had 35,475,780 shares of Common Stock outstanding and entitled to vote at the Meeting. A majority of the outstanding shares of Common Stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Meeting. If you submit a properly completed and executed proxy, you will be considered part of the quorum.

What am I voting on?
You are voting on the following proposals of the Company:
•	Election of two Class II members of the Board;

•	A proposal to amend the 1997 Directors’ Stock and Deferred Fee Plan; and

•	Ratification of the selection of the firm of Deloitte & Touche LLP as the Company’s independent auditors for the 2007 fiscal year.
The Board recommends that you vote “FOR” each of the two Class II nominees for director, John D. Abernathy and Dr. Melvin A. Sharoky, “FOR” the amendment of the 1997 Directors’ Stock and Deferred Fee Plan, and “FOR” the ratification of the selection of the firm of Deloitte & Touche LLP as the Company’s independent auditors for the 2007 fiscal year.
You are also voting on the following stockholder proposals:
•	A proposal concerning benchmarking executive compensation against peer group company performance; and

•	A proposal concerning an advisory vote on executive compensation.
The Board recommends that you vote “AGAINST” both stockholder proposals.
Will there be any other items of business on the agenda?
The Company does not expect any other items of business because the deadline for additional stockholder proposals and nominations has already passed. Nonetheless, in case there is such an unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy card with respect to any other matter(s) that might be brought before the Meeting. If another proposal is presented, those persons will vote your returned proxy in accordance with their judgment.
How do I vote?
You may vote:
•	in person by attending the Meeting; or

•	by following the instructions on the enclosed proxy card or vote instruction form and completing and returning it in the pre-paid envelope provided herewith.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” of those shares. The Proxy Materials and proxy card have been sent to you by the Company.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name”. The Proxy Materials and a voting instruction form have been forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions included in the mailing from your broker, bank or other nominee. If your shares are held in street name and you wish to attend and vote at the Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot at the Meeting.
What does it mean if I receive more than one proxy card?
It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and provide your voting instructions for all proxy cards and/or voting instruction forms that you receive.
What is “householding” and how does it affect me?
Some brokers, banks and other nominee record holders of the Common Stock may be participating in the practice of “householding” proxy statements, which reduces printing costs and postage fees. This means that only one copy of the Proxy Materials may have been sent to multiple stockholders at a shared address. The Company will promptly deliver a separate copy of the Proxy Materials to each stockholder who has been “householded” so long as he or she makes an oral or written request of the Company’s Secretary to do so. If you desire to receive separate copies of any future Company Proxy Materials, or if you are receiving multiple copies of such Proxy Materials and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact the Company at its address or telephone number listed above.
What are the voting requirements to elect the directors and to approve each of the proposals?
Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Meeting. The approval of the amendment of the 1997 Directors’ Stock and Deferred Fee Plan, the ratification of the selection of Deloitte & Touche LLP and each of the stockholder proposals will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting. Any other proposals made at the Meeting will require, subject to the General Corporation Law of the State of Delaware (“Delaware Law”), the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.
Abstentions will be treated as shares present and entitled to vote for purpose of determining the existence of a quorum at the Meeting. Under Delaware Law, directors are elected by a plurality, rather than a majority, vote at the Meeting. As a result, abstentions have no effect on the vote required for the election of directors. With respect to matters other than the election of director, abstentions will be treated as “no” votes and may, therefore, affect the outcome of the vote on any such matters.
Brokers that hold shares for their clients’ accounts vote such shares either as directed by their clients or, if permitted by the rules of the applicable stock exchange or other organization of which they are members, in their own discretion. Members of the New York Stock Exchange, Inc. (the “NYSE”) are permitted to vote their clients’ shares in such members’ discretion as to the election of directors generally and on certain other

“routine” matters, including the uncontested election of directors and ratification of the selection of the Company’s auditors, if such clients have not timely furnished voting instructions. When a broker votes its client’s shares on one or more, but not all, of the proposals submitted at a company’s stockholders’ meeting, the omitted votes are referred to as “broker non-votes.” Broker non-votes will be deemed present and included in determining the existence of a quorum at the Meeting. However, broker non-votes will be excluded from the number of shares deemed present and entitled to vote on a matter and, accordingly, broker non-votes reduce the absolute number, but not the percentage (e.g., over 50% of those shares entitled to vote), of affirmative votes required in order to approve the matter. For this reason, broker non-votes will have no effect on the vote required for any of the matters described herein to be presented at the Meeting. For matters that require under Delaware Law the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (such as an amendment to the Company’s Certificate of Incorporation), broker non-votes would have the effect of “no” votes.
How will my shares be voted on the matters planned to be presented at the Meeting?
You may vote your shares in your discretion either by proxy or in person at the Meeting. If you vote by proxy, your shares will be voted as indicated in your properly completed proxy. If you do not indicate how your shares should be voted on one or more matters, the shares represented by your proxy will be voted as recommended by the Board of Directors. If you are the stockholder of record and you do not return a proxy card or attend the Meeting, your shares will not be voted.
Will my shares be voted if I do not sign and return my proxy card?
They could be. If your shares are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or nominee may either use its discretion to vote your shares on “routine matters” (such as the election of directors and ratification of auditors) or leave your shares unvoted. For any “non-routine matters” being considered at the meeting (including proposal numbers 2, 4 and 5), your broker, bank or other nominee will not be able to vote on such matters without instructions. We encourage you to provide instructions to your broker, bank or nominee by completing the instruction card or proxy that it sends to you. This will ensure that your shares are voted at the Meeting as you direct.
What can I do if I change my mind after I complete a proxy?
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Meeting by:
•	Sending written notice of the revocation of your proxy to the Company’s Secretary;

•	Voting a revised proxy card after the date of the prior proxy; or

•	Voting in person at the Meeting.
Attendance by a stockholder at the Meeting does not alone serve to revoke a proxy.
The latest dated, properly completed proxy that you submit will count as your vote. Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by the Company’s Secretary at the Company’s address prior to the date of the Meeting. If your shares are held in street name, you must contact your bank, broker or other nominee and follow its procedures for changing your voting instructions. You may also vote in person at the Meeting, provided, if your shares are held in street name, that you obtain a legal proxy from you broker, bank or other nominee as described above in the answer to “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

How can I attend the Meeting?
Admission to the Meeting is limited to Company stockholders who are eligible to vote or their authorized representatives. If you are a stockholder of record and wish to attend the Meeting, tear off and bring the top half of your proxy card and a photo ID to present for admission into the Meeting.
If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Meeting, you must bring other proof of ownership, such as an account statement, that clearly shows that you held the Common Stock on the Record Date, or a legal proxy obtained from your bank, broker or other nominee. You must also bring a photo ID.
No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the Meeting room or adjacent areas, and other items will be subject to search.
Who will count the vote?
The Company will appoint one or more inspectors of election to conduct the voting at the Meeting. Prior to the Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding, determine the shares present at the Meeting for quorum and voting purposes and the validity of proxies and ballots, count all proxies and ballots and perform certain other duties as required by Delaware Law. The inspectors will tabulate the number of votes cast for, against or withheld as to, as well as the number of abstentions and broker non-votes in respect of, all proposals submitted at the Meeting.
How much will this proxy solicitation cost and who pays it?
The Company has retained and will pay Innisfree M&A Incorporated to assist it in the distribution and solicitation of proxies. Solicitations of proxies will be made principally by mail and may, additionally, be made by directors, officers and other employees of the Company personally and/or via telephone, facsimile, electronic mail or other means of communication. The Company’s directors, officers and other employees will not receive any additional compensation, but may be reimbursed for any reasonable out-of-pocket expenses that they incur, in connection with such solicitations. The Company will, upon request, reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses incurred in transmitting proxies and related materials to beneficial owners. The Company believes that the total cost of distributing and soliciting proxies will not be material to it.
When are stockholder proposals due for the 2008 Annual Meeting?
Any proposal that is intended to be presented by any stockholder for action at the 2008 Annual Meeting of Stockholders must be received in writing by the Company’s Secretary no later than December 11, 2007 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders.
Under the Company’s Bylaws, advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Company’s Secretary at the address indicated above, not less than 20 nor more than 60 days prior to the 2008 Annual Meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2008 Annual Meeting date is given or made to the stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the Meeting date was mailed or such public disclosure was made.
In addition, if the Company does not receive written notice by January 21, 2008 of a matter proposed to be submitted for stockholders’ vote at the 2008 Annual Meeting of Stockholders, proxies received by members of the Company’s management for such meeting may be voted, at the discretion of such members, on any matter(s) that properly come before such Meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Directors
The Company’s Certificate of Incorporation provides that the Board is to be divided into three classes, with the term of office of one class expiring each year. This year, the Class II directors are standing for election. The Company’s Bylaws prescribe that the number of directors constituting the Board shall be not less than three nor more than 13, with the actual number to be set from time to time by resolution of the Board. The Board has set such number at nine (three in each of Class I, Class II and Class III).
Due to the resignation of Scott Tarriff, a Class I director, as of January 4, 2007, and of Peter Williams, a Class II director, as of July 17, 2007, there are currently two vacancies on the Board. The Board is currently seeking qualified candidates to fill both these vacancies.
John D. Abernathy and Dr. Melvin Sharoky have been nominated for election as Class II directors at the Meeting. Mr. Abernathy was re-elected to the Board as a Class II director at the 2004 Annual Meeting of Shareholders, and Dr. Sharoky was selected by the Board as a Class II director on March 7, 2007 to fill the vacancy created by the resignation of Mark Auerbach. If Mr. Abernathy and Dr. Sharoky are elected to the Board at the Meeting, their terms will expire in 2010. The Company’s Class I directors have terms that expire in 2009 and its Class III directors have terms that expire in 2008.
Proxies solicited hereby will be voted at the Meeting in favor of the election of the two Class II nominees listed in the accompanying proxy card, unless authority to do so is withheld as to a specified nominee(s). The Board and its Nominating Committee have both recommended election of such nominees. Proxies may not be voted for a greater number of persons than the number of nominees named herein (i.e., two). Each of the two Class II nominees has consented to serve, if elected, as a director of the Company and to be named in this proxy statement. In the unexpected event that either of the nominees is unable to or will not serve as a director, it is intended that proxies will be voted for the election of a substitute nominee(s). Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting.
The following table sets forth certain information (provided by them) regarding each nominee for election as a Class II director of the Company and the year in which he first was elected or selected as a director of the Company.

Class II

JOHN D. ABERNATHY (1)(2)	AGE 70	DIRECTOR SINCE 2001
From September 2006 to August 2007, Mr. Abernathy was Chairman of the Board. From January 1995 until his retirement in May 2004, he was Chief Operating Officer of Patton Boggs LLP, a law firm. Mr. Abernathy is a director of Sterling Construction Company, Inc., a civil construction company, and Neuro-Hitech, Inc., a drug development company engaged in the development and commercialization of Huperzine A.

DR. MELVIN SHAROKY (2)(3)	AGE 56	DIRECTOR SINCE 2007
From January 2002 to March 2007, Dr. Sharoky was the President and Chief Executive Officer of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company that markets Eldepryl® for the treatment of patients with late-stage Parkinson’s disease and Emsam® for major depressive disorder. Dr. Sharoky also served as President of Somerset from July 1995 to June 2001, and he remains a consultant to Somerset since his retirement from the company in March 2007. Dr. Sharoky also serves on the board of directors of Insmed Corporation, a biopharmaceutical company.

The following table sets forth certain information (provided by them) regarding the Class I directors (whose terms expire in 2009) and the Class III directors (whose terms expire in 2008), and the years in which each was first elected or selected as a director of the Company.

Class I

PETER S. KNIGHT (1)(4)	AGE 56	DIRECTOR SINCE 2001
Since August 2004, Mr. Knight has been President of Generation Investment Management U.S. LLP, a London-based investment firm. From January 2004 to August 2004, and from January 2000 to October 2001, Mr. Knight was the President of Sage Venture Partners, an investment firm. From November 2001 to December 2003, he was a managing director of MetWest Financial, a Los Angeles-based asset management holding company. Mr. Knight is a director of Medicis Pharmaceutical Corporation and EntreMed, Inc.

L. WILLIAM SEIDMAN (1)	AGE 86	DIRECTOR SINCE 2004
Since December 1992, Mr. Seidman has been employed as the Chief Commentator for CNBC-TV, the Publisher of Bank Director magazine and an independent consultant in the financial services industry. Mr. Seidman serves on the board of directors of each of Clark, Inc., Fiserv, Inc. and LML Payment Systems, Inc.

Class III

PATRICK G. LEPORE (3)	AGE 52	DIRECTOR SINCE 2006
In August 2007, Mr. LePore was named Chairman of the Board. Since September 2006, Mr. LePore has been the President and Chief Executive Officer of both the Company and Par Pharmaceutical, Inc. (“Par Pharmaceutical”), the Company’s wholly owned and principal operating subsidiary. From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc. From 1984 until 2002, he was with BLP Group Companies, ultimately as Chairman, President and Chief Executive Officer, which was sold to Cardinal Health in 2002. From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.

RONALD M. NORDMANN (2)(3)(4)	AGE 66	DIRECTOR SINCE 2001
Since October 2000, Mr. Nordmann has been Co-President of Global Health Associates, LLC, a provider of consulting services to the pharmaceutical and financial services industries. From January 2000 to October 2000, Mr. Nordmann was a private investor. Mr. Nordmann is a trustee of The Johns Hopkins University.

JOSEPH E. SMITH (3)(4)	AGE 68	DIRECTOR SINCE 2004
In August 2007, Mr. Smith was named Lead Director of the Board. For more than the past five years, Mr. Smith has been a retired executive. Since September 2000, he has been a director of HLTH Corporation (formerly Emdeon Corporation). Mr. Smith serves on the Board of Trustees of the International Longevity Center, a non-profit organization.

(1)	Member of the Audit Committee of the Board.

(2)	Member of the Nominating-Corporate Governance Committee of the Board.

(3)	Member of the Corporate Development Review Committee of the Board.

(4)	Member of the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board.

The Board unanimously recommends a vote “FOR” the election of Mr. Abernathy and Dr. Sharoky as Class II directors of the Company.

PROPOSAL 2:
APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE 1997 DIRECTORS’ STOCK AND DEFERRED FEE PLAN
General
Effective May 26, 2004, the stockholders approved an amendment and restatement of the 1997 Directors’ Stock and Deferred Fee Plan (the “Directors’ Plan”). In addition to permitting eligible non-employee directors to defer all or a portion of their retainer fees, the amended and restated plan provided for annual grants of a fixed number of stock options and restricted stock units to each eligible director. In February and August 2007, the Board adopted, subject to stockholder approval, amendments to the Directors’ Plan and authorized the restatement of the Plan to incorporate the amendments (the “Amended Directors’ Plan”). The amendments include (i) increasing the number of shares of Common Stock reserved for issuance under the Amended Directors’ Plan from 650,000 to 900,000, (ii) eliminating annual option grants and replacing fixed annual restricted stock unit grants with annual grants of restricted stock units targeted to a specified economic value; (iii) extending the term of the Amended Directors’ Plan to the tenth anniversary of its effective date; and (iv) updating the Directors’ Plan to comply with the new rules regarding nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986 (the “Code”).
Background
The Board believes that it is important to provide non-employee directors with annual equity awards and the opportunity to defer fees into deferred units under the Amended Directors’ Plan in order to advance the interests of the Company by affording directors an opportunity to acquire, maintain and increase their ownership interests in the Company.
The Board believes this arrangement provides an appropriate incentive to attract and retain highly-qualified non-employee directors and furthers aligns the directors’ interests with those of the Company’s stockholders. Presently, the Directors’ Plan provides for a combination of annual stock option grants of 5,000 shares and restricted stock unit grants of 2,500 shares of Company stock. While stock options have long been an integral part of competitive director compensation packages for pharmaceutical companies, the trend is toward providing so-called “full value” awards in the form of restricted stock or stock units. In addition, due to changes in the market price of the Company’s stock, the fixed number of shares granted under the present arrangement has caused significant fluctuations in the value of a non-employee director’s year-to-year compensation.
In light of these trends and concerns, the Board retained an outside compensation consultant, Watson Wyatt, to advise it on adopting a competitive compensation program for non-employee directors that would be consistent with current market practices and would provide a less variable annual compensation. After review and discussion of the consultant’s recommendations and other considerations, the Board determined that, effective for non-employee director compensation beginning in calendar year 2008, an annual grant of stock options would be eliminated and the annual grant of a fixed number of restricted stock units would be replaced with an annual grant of restricted stock units having a market value as of the date of grant equal to $100,000. In connection with these changes to the equity compensation program for non-employee directors, the Board adopted an amendment and restatement of the existing Directors’ Plan. The Amended Directors’ Plan will be administered by the full Board.
In addition, the Board noted that, as of August 15, 2007, options and vested restricted stock units covering 655,000 shares of Common Stock had been granted under the Directors’ Plan. Assuming all outstanding options are eventually exercised and all current vested stock units are settled on distribution in the form of stock up to the existing share reserve limit, there would be no reserve of Common Stock available for future grants as contemplated under the Amended Directors’ Plan. In order to continue to provide for awards under the Amended Directors’ Plan, the Board authorized the increase in the number of shares of Common Stock from 650,000 to 900,000 shares.
The following summary of the Amended Directors’ Plan does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the text of the Amended Directors’ Plan attached to this Proxy Statement as Appendix A. On August 15, 2007, the market price per share of the Company’s Common Stock was $21.60 based on the closing price of the Common Stock on the NYSE on such date.
Summary of the Plan
The Amended Directors’ Plan authorizes the granting of stock options, restricted units and deferred units covering up to an aggregate of 900,000 shares of the Company’s Common Stock. Options, restricted units and deferred units under the Amended Directors’ Plan may be granted only to directors of the Company who are not employees of the Company or any of its subsidiaries (each, an “Eligible Director”). Options granted under the Amended Directors’ Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The Amended Directors’ Plan provides for the automatic grant of a number of restricted units to each Eligible Director on the date of such director’s initial election to the Board and on the earlier to occur of the following: (i) the date (if any) in January of each year on which the first meeting of the Compensation Committee occurs or (ii) the last business day of January of such fiscal year (the “Date of Grant”). The number of restricted units granted to each Eligible Director will be the number derived by dividing $100,000 by the per share closing market price of the Company’s Common Stock on the date of grant, with any fractional share credited as a dollar amount to the Eligible Director’s account under the Amended Directors’ Plan. The restricted units grant will be credited to the Eligible Director’s Stock Account (as defined in the Amended Directors’ Plan). In addition, each Eligible Director may elect to defer up to 100% of his or her annual retainer fees, which are converted into deferred units of the Company’s Common Stock based on the fair market value (as defined in the Amended Directors’ Plan) of the Common Stock on the date such fees are payable. The deferred units are then credited to the Eligible Director’s Stock Account. The restricted units and deferred units credited to an Eligible Director’s Stock Account are not issued or otherwise distributed as actual shares to the Eligible Director until he or she terminates service with the Board. Upon such termination of services from the Board, the Company has 180 days to issue or otherwise distribute such shares. In the event of a “sale” (as defined in the Amended Directors’ Plan) of the Company, the restricted units and deferred units credited to an Eligible Director’s Stock Account will be distributed immediately following such sale.
The Board retains the discretion to grant stock options to an Eligible Director under the Amended Directors’ Plan. The exercise price of any option granted under the Amended Directors’ Plan may not be less than 100% of the fair market value of the Common Stock on the Date of Grant. Vesting, expiration and other terms for any discretionary option grants under the Amended Directors’ Plan will be determined by the Board. An award of restricted units will vest in full on the first anniversary date of the applicable Date of Grant, so long as the Eligible Director has not been removed for “cause” as a member of the Board. The deferred units are not subject to any vesting requirements. The restricted units and deferred units credited to an Eligible Director’s Stock Account are considered unsecured obligations of the Company to deliver the actual shares of Common Stock when they become due following a termination of the Eligible Director’s service.
The Board has the power to terminate or amend the Amended Directors’ Plan at any time, subject to compliance with Section 409A of the Code. Certain amendments may require the approval of the Company’s stockholders, and no amendment may adversely affect awards that have previously been granted without the Eligible Director’s consent. If not terminated earlier by action of the Board, the Amended Directors’ Plan will terminate on December 31, 2017 and no awards may be granted under the Amended Directors’ Plan after that date. The provisions of the Amended Directors’ Plan will, however, continue to govern all awards previously granted and benefits accrued under the Plan until their exercise, payment, expiration or cancellation.
As of the date hereof, no specific awards have been granted under the terms of the Amended Directors’ Plan and the Plan remains subject to stockholder approval. However, if the Amended Directors’ Plan is approved by stockholders, each Eligible Director will be granted a restricted unit award in 2008 with a market value on the date of grant (based on the closing stock price of Company’s Common Stock) equal to $100,000. The Company currently has six non-employee directors who would be considered Eligible Directors under the terms of the Amended Directors’ Plan (including the two directors who are standing for re-election).
If this Proposal 2 is approved, the Company will list the additional 250,000 shares of Common Stock, for issuance with respect to future grants under the Amended Directors’ Plan with the NYSE and will file with the SEC a registration statement on Form S-8 to register such additional shares for issuance under the Amended Directors’ Plan.
Certain Federal Income Tax Consequences of the Amended Directors’ Plan
The following is a brief summary of the Federal income tax aspects of awards to be made under the Amended Directors’ Plan based upon the Code, and other statutes, regulations and interpretations in effect on the date hereof. The summary is not intended to be exhaustive, and does not describe state or local tax consequences.
Stock Options. No option granted under the Amended Directors’ Plan will be intended to qualify as an “incentive stock option,” as that term is defined in Section 422 of the Code. Neither the option holder nor the Company will incur any federal income tax consequences upon the grant of an option under the Amended Directors’ Plan. Generally the option holder will recognize, on the date of exercise, ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price of the option.
On a subsequent sale of any shares obtained upon the exercise of an option, the participant will recognize capital gain or loss equal to the difference, if any, between the amount realized and his or her tax basis in the shares. The tax basis of the shares, for purposes of computing taxable gain or loss, will be the sum of the exercise price and the amount of ordinary income recognized on the date of exercise. Such gain or loss will be treated as a capital gain or loss if the shares are capital assets and as a short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.
For federal income tax purposes, the Company is generally entitled to a deduction in an amount equal to the ordinary compensation recognized by the option holder. Generally, the Company will be entitled to claim such deduction in the fiscal year containing the last day of the calendar year in which the option is exercised.
Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units that is credited to his or her Stock Account, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions or deferral period. Upon the lapse of the restrictions or deferral period and the issuance of the actual shares (or the payment of cash in lieu of actual shares), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.
Deferred Fees. If an Eligible Director makes a valid and timely election to defer his or her annual retainer fees and have them credited to a Stock Account, he or she will not recognize income at the time of the deferral. The Eligible Director will not recognize income for federal income tax purposes until he or she actually receives cash or shares of Common Stock, at which time the director will recognize ordinary income (and the Company will be entitled to a corresponding deduction) equal to the amount of the cash distribution or the fair market value of the Common Stock distribution.
Approval
Assuming a quorum exists at the Meeting, the proposal to approve the Amended Directors’ Plan will be adopted upon the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.

The Board unanimously recommends a vote “FOR” the approval and adoption of Proposal 2.

PROPOSAL 3:
RATIFICATION OF SELECTION OF AUDITORS
The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and, as a matter of good corporate governance, the Company is submitting their selection to a stockholder vote. In the event that the Audit Committee’s selection of an independent registered public accounting firm is not ratified by the stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and may determine to change the firm selected to be auditors at such time and based on such factors as it determines to be appropriate.
A representative of Deloitte & Touche is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders present at the Meeting.
The fees payable for services provided by Deloitte & Touche to the Company in fiscal years 2006 and 2005 were separately approved by the Audit Committee in accordance with the Sarbanes-Oxley Act of 2002 and were as follows:

	2006	2005
Audit Fees	$1,984,620	$877,400
Audit-Related Fees	—	—
Tax Fees	$26,640	$95,120
All Other Fees	—	—

Total Fees	$2,011,260	$972,520
Audit Fees. Represents fees for professional services rendered by Deloitte & Touche with respect to the audit of the Company’s annual consolidated financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, services associated with Section 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting, services associated with the process of restating certain of its financial information included in the Company’s originally-filed Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s originally-filed Quarterly Report on Form 10-Q for the quarter ended April 1, 2006, and assistance provided in reviewing documents filed by the Company with the Securities and Exchange Commission (the “SEC”).
Tax Fees. Represents fees for professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning.
The Audit Committee has adopted a written policy that requires the advance approval of all audit, audit-related, tax and other tax services performed by the Company’s independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless a specific service has been previously pre-approved with respect to a given year, the Audit Committee must approve such service before the independent auditors may be engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services so long as the Chairman reports any such decisions to the Audit Committee at its next regularly scheduled meeting.
The Audit Committee approved, in advance, all audit and tax services provided for a fee by Deloitte & Touche in fiscal years 2006 and 2005. The Audit Committee will continue to pre-approve all audit and non-audit services provided to the Company by the Company’s auditors in compliance with the Sarbanes-Oxley Act.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche was compatible with maintaining its independence and determined that the nature and substance of the non-audit services did not impair the status of Deloitte & Touche as the Company’s independent auditors.
Assuming a quorum exists at the Meeting, the ratification of the selection of Deloitte & Touche will be approved upon the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.
The Board unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s auditors for fiscal year 2007.

PROPOSAL 4:
STOCKHOLDER PROPOSAL CONCERNING
BENCHMARKING EXECUTIVE COMPENSATION
AGAINST PEER GROUP COMPANY PERFORMANCE
The following stockholder proposal has been submitted to the Company for action at the Meeting by (i) the Sheet Metal Workers’ National Pension Fund of Alexandria, Virginia, a holder of 3,750 shares of Common Stock and (ii) the Comptroller of the City of New York, custodian and trustee of the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (collectively the “Systems”), the holder of an aggregate of 52,034 shares of Common Stock for the Systems. The affirmative vote of a majority of the shares voted at the Meeting is required for approval of the stockholder proposal. The text of the proposal follows:
Resolved: That the shareholders of Par Pharmaceutical Companies, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:
1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.
Proponents’ Supporting Statement: We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.
We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the Company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.
Board of Directors’ Statement in Opposition to Proposal 4
After careful consideration by the Board of Directors and the Compensation Committee, the Board unanimously recommends a vote “AGAINST” this proposal because it is too restrictive, unnecessary and not in the best interest of the Company or its stockholders.
The Board strongly agrees with the premise asserted in the proposal, that “it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value,” and the Board believes that the proposal is offered in good faith as a means of addressing important issues in executive compensation. The Board believes, however, that the Company’s current executive compensation program addresses the objective of creating long-term shareholder value, while the proposal would restrict the Company’s ability to meet this goal.
1.	The Company’s current annual incentive compensation program is tied principally to the Company’s own financial performance and, secondarily, to the achievement of important non-financial corporate objectives and individual performance. Recent changes to the program tie the majority of annual incentive compensation to achieving a specific earnings-per-share threshold before any bonus is paid.

The stockholder proposal, in contrast, would bind the Company’s executive compensation program to the sole metric of financial performance in comparison with a group of companies that may be pursuing different strategic goals or experiencing circumstances and influences different from those facing the Company. The proposal would inhibit the Board’s ability to develop compensation programs targeted to achieving the Company’s specific mix of financial and strategic business objectives.

2.	The Company’s long-term incentive compensation program is driven by the corporate strategy of taking a longer term view of the business by motivating the executive team to build corporate value over the long term. The Board believes that linking incentive goals to the Company’s own performance is the best way to motivate our executives to build stockholder value over the long term. The stockholder proposal, on the other hand, would link our long-term incentive program to the performance of other companies that may not share our vision of increasing long-term corporate value.

3.	As explained in the Compensation Discussion and Analysis portion of this Proxy Statement, a key objective of our compensation program is to build stockholder value by attracting, motivating and retaining outstanding executives. The Board believes that a critical element of the current program is the flexibility that it gives the

Board to tailor performance-based and equity incentive compensation plans to reward outstanding achievement and retain high-caliber leaders. The recent hiring of new members into the Company’s management team highlights the importance of building and maintaining an outstanding management team that is committed to the long-term value of the Company.

The stockholder proposal, in contrast, fails to take such critical elements of compensation design, philosophy and objectives into consideration. The proposal would link our incentive program to the performance of companies over which our management has no control, regardless of how successful we are at achieving our own financial and strategic goals. Moreover, the Board believes that the rigid parameters of the proposal would hinder the Board’s ability to design an effective executive compensation program and would place the Company at a competitive disadvantage for attracting and retaining exceptional executive talent.
The Board of Directors strongly believes that the Company’s existing compensation philosophy towards executive pay is in the best interest of its stockholders and gives the Compensation Committee the tools it needs to develop, monitor and adjust executive compensation without being constrained by a one-dimensional approach that fails to address critical objectives of the Company’s compensation program and the specific annual and long-term financial and strategic goals of the Company. For all of the above reasons, the Board believes that the proposal is contrary to the best interest of the Company and its stockholders.
The Board of Directors recommends a vote “AGAINST” Proposal 4.

PROPOSAL 5:
STOCKHOLDER PROPOSAL CONCERNING AN ADVISORY VOTE
ON NAMED EXECUTIVE OFFICER COMPENSATION
The following stockholder proposal has been submitted to the Company for action at the Meeting by the Comptroller of the City of New York, custodian and trustee of the New York City Employees’ Retirement System, the holder of 25,747 shares of Common Stock. The affirmative vote of a majority of the shares voted at the Meeting is required for approval of the stockholder proposal. The text of the proposal follows:
Resolved: That the shareholders of Par Pharmaceutical Companies, Inc. (“Par”) urge the board of directors to adopt a policy that Par shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Par’s management to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.
Proponents’ Supporting Statement: Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. Additionally, recent media attention to questionable dating of stock options grants by companies has raised related investor concerns.
The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.
We believe that existing U.S. corporate governances arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.
Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (see Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))
Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.
Accordingly, we urge Par’s board to allow stockholders to express their opinion about senior executive compensation at Par by establishing an annual referendum process. The results of such vote would, we think, provide Par with useful information about whether stockholders view the Company’s senior executive compensation, as reported each year, to be in stockholders’ best interests.
We urge stockholders to vote for this proposal.

Board of Directors’ Statement in Opposition to Proposal 5
After careful consideration by the Board of Directors and the Compensation Committee, the Board unanimously recommends a vote “AGAINST” this proposal because the proposed “advisory vote” scheme would be impractical and ineffective, and is not in the best interest of the Company or its stockholders.
1.	The proposed scheme would not enhance the Company’s governance practices. The Company’s Board of Directors is charged with governing the Company for the benefit of the stockholders. The Board is responsible for all aspects of governance of the Company, including compensation and benefits determinations for executives and all employees of the Company.

Executive compensation determinations are made by the Board’s independent Compensation Committee, which is made up of only independent directors who do not participate in these programs. The Compensation Committee considers an abundance of public and confidential information about the Company’s financial and strategic objectives and comparative market data in formulating the Company’s executive compensation programs. This information could not be easily or effectively distilled into an advisory stockholder proposal.

Moreover, none of the Company’s confidential information used in setting our executive compensation targets could be disclosed to stockholders without being revealed to the Company’s competitors. Under the proposal, therefore, either sensitive competitive information of the Company would need to be disclosed to the public in order for stockholders to make an informed decision, or stockholders would be required to cast an advisory vote based on incomplete information.

In short, the Board does not believe that the proposed advisory vote scheme is a substitute for the informed judgment of the independent Compensation Committee members.

2.	The proposed advisory vote would not convey any meaningful guidance or insight regarding our executive compensation programs. As discussed in greater detail in the Compensation Discussion and Analysis portion of this Proxy Statement, the Company’s executive compensation program is designed to attract, motivate, reward and retain the talented individuals necessary to implement the Company’s strategies, achieve its financial goals and increase stockholder value. The programs consist of both short-term and long-term incentives and incorporate considerations of specific strategic and financial objectives of the Company, individual performance, and comparative market data.

The “up-or-down” nature of the proposed advisory vote would not provide the Board with any means to discern which aspects of our compensation programs were of concern to stockholders and, therefore, would not provide the Board with any meaningful information on which to base compensation policies and practices.

A stockholder who approves of some aspects of our executive compensation program, but disapproves of others, would be forced to vote either for or against the entire program. Indeed, the proposal would create confusion as to how the Board should interpret the results of the advisory vote, thereby eliminating any benefit that the proposal seeks to create.

3.	The SEC has recently adopted extensive new rules providing for expanded disclosure of compensation-related information and additional transparency. In adopting these new rules, the SEC did not include any requirement for an advisory stockholder vote on compensation of NEOs. Under the SEC’s new disclosure requirement, the Summary Compensation Tables and the Compensation Discussion and Analysis section of this Proxy Statement describe in even greater detail than ever before the philosophy and principles under which compensation is paid to the Company’s NEOs, as well as specific compensation data. The Board believes that the SEC’s new rules are the appropriate means of addressing executive compensation disclosure issues.
The Board believes that the proposed advisory vote scheme will not enhance the Company’s governance practices, increase accountability or improve communication with stockholders. For all the above reasons, the Board believes that the proposal to institute an advisory vote scheme for compensation of the NEOs is unnecessary, ineffective and not in the best interest of the Company and its stockholders.
The Board of Directors recommends a vote “AGAINST” Proposal 5.

CORPORATE GOVERNANCE AND BOARD MATTERS
Meetings of the Board and Committee Membership
The Board met 12 times during the Company’s fiscal year ended December 31, 2006. The independent directors met five times without any officer of the Company present. During 2006, each current director attended at least 75% of the aggregate meetings of the Board. The Company encourages all directors and nominees to attend the Meeting of the Company’s stockholders. All members of the Board who were directors at the time attended the Company’s last Annual Meeting of Stockholders held on May 18, 2006.
The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating-Corporate Governance Committee (the “Nominating Committee”) and the Corporate Development Review Committee (formerly the Corporate Strategy Committee). During 2006, each current director attended at least 75% of the aggregate meetings of the Company’s committees of which he was a member, except that Peter Knight, a member of the Audit and the Compensation Committees, attended 73% of the aggregate meetings for which he was a committee member.
The table below sets forth the current members of each committee as of August 15, 2007.

Corporate
Development
Name of Director	Board	Audit	Compensation	Nominating	Review
John D. Abernathy	Member	Chairman		Member
Patrick G. LePore	Chairman				Member
Peter S. Knight	Member	Member	Chairman
Ronald M. Nordmann	Member		Member	Chairman	Member
L. William Seidman	Member	Member
Dr. Melvin Sharoky	Member			Member	Member
Joseph E. Smith	Member*		Member		Chairman
Total meetings in 2006	12	9	6	6	4

*	Mr. Smith has been designated Lead Director.
The responsibilities of the committees are set forth in their respective written charters, which are reviewed annually by the respective committees and, where appropriate, the Board. All of the charters are available on the Company’s website at www.parpharm.com/investors/management.jsp.
The members and principal responsibilities of each committee are as follows:
Audit Committee
The Audit Committee is currently composed of Messrs. Abernathy (Chairman), Knight and Seidman. The Audit Committee reviews the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the qualifications, independence and performance of the Company’s independent auditors. In addition, the Audit Committee: (i) reviews the results of the annual audit with management and the Company’s independent auditors; (ii) reviews with financial management and the Company’s independent auditors significant financial reporting issues and practices, any changes in accounting principles and disclosure practices; (iii) reviews the proposed scope of the annual audit and approves the audit fees to be paid in connection with the annual audit; (iv) discusses the adequacy and effectiveness of the accounting and internal and financial controls of the Company with the independent auditors and the Company’s financial and accounting staff; (v) assists the Board in monitoring the integrity of the Company’s financial statements and its systems of internal control over financial reporting, as well as management’s report and the auditors’ attestation on the subject; (vi) inquires of management and the Company’s independent auditors concerning significant risks or exposures and assesses the steps that management has taken to minimize such risks and exposures to the Company; and (vii) reviews annually the adequacy of its Charter and the functions and independence of the Audit Committee.
The Audit Committee is governed by the Company’s Audit Committee Charter. The Company is required to file a copy of its Audit Committee Charter with its proxy statement once every three years. Such Charter, which was filed as Exhibit A to the Company’s 2005 definitive Proxy Statement (filed with the SEC on April 14, 2005), is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request. The Board has determined that all of its Audit Committee members meet the independence, financial literacy and experience requirements of the NYSE and the applicable rules and regulations of the SEC. The Board has determined that Mr. Abernathy satisfies the requirements for an “audit committee financial expert” and has designated him as the Company’s audit committee financial expert. None of the Committee members serves on the audit committee of more than three public companies.
Compensation Committee
The Compensation Committee is currently composed of Messrs. Knight (Chairman), Nordmann and Smith, each of whom the Board has determined meets the independence requirements of the NYSE. The Compensation Committee sets and approves salary and bonus levels for the Company’s executive officers and administers the Company’s 1990 Stock Incentive Plan (the “1990 Plan”), 2000 Performance Equity Plan (the “2000 Plan”), 2004 Performance Equity Plan (the “2004 Plan”) and 2004 Annual Executive Incentive Plan (the “Incentive Plan”). The Compensation Committee administers and has the responsibility for the granting of stock options, restricted stock awards and/or other awards under such plans. The Compensation Committee is governed by the Company’s Compensation and Stock Option Committee Charter, which is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.
Nominating Committee
The Nominating Committee is currently composed of Messrs. Nordmann (Chairman), Abernathy and Sharoky, each of whom the Board has determined meets the independence requirements of the NYSE. The Nominating Committee recommends nominees for annual election to the Board and to fill any vacancies (and newly-created directorships) on the Board. In addition, the Nominating Committee considers any recommendations made by Company stockholders of persons to be nominated as directors. During 2006, the Company did not receive any recommendations from its stockholders of persons to be nominated as directors. The Nominating Committee has recommended the two nominees named herein for election as Class II directors.
The Nominating Committee is governed by the Company’s Nominating-Corporate Governance Committee Charter. This Charter sets forth various corporate governance issues and principles, including the recommendation process for nominees to the Board and its committees, and provides independence standards for members of the Board and its committees that meet the requirements of the NYSE. The Nominating-Corporate Governance Committee Charter is provided on the Company’s website at www.parpharm.com/investors/management.jsp and is available in print to any stockholder of the Company upon written request.

The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership, based principally on the following criteria:
•	judgment, character, expertise, skills, experience and knowledge useful to the oversight of the Company’s business;

•	diversity of viewpoints, backgrounds, experiences and other relevant demographic factors;

•	business or other relevant experience; and

•	the extent to which the interplay of the candidate’s expertise, skills, experience and knowledge with those of other Board members will help to build a Board that is more effective, collegial and responsive to the needs of the Company and its stockholders.
The Nominating Committee, in connection with its current search for qualified candidates, also considers the diversity of its candidates and candidates that have industry experience or qualifications in one or more of the following areas:
•	Generic pharmaceutical executive

•	Brand or biotech executive

•	General management experience:
–    Supply chain
–    Manufacturing
–    Active pharmaceutical ingredient sourcing
–    Distribution
•	Third-party payor executives (pharmaceutical benefits manager)

•	Finance executive

•	Other diversity of experience for consideration include business, education, government, law, technology, regulatory compliance, medicine or science
When considering candidates for election (or re-election) to the Board, the Nominating Committee considers the entirety of a candidate’s credentials and background and does not impose any specific minimum qualifications that must be met by the candidate. However, the members of the Nominating Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflicts of interest that interfere with his/her performance as a director.
The Nominating Committee will consider potential nominees for the Board forwarded to it from any reasonable source, including stockholder recommendations. The Nominating Committee has the authority, under its Charter, to hire and pay fees to consultants and search firms in order to assist it in the process of identifying and evaluating candidates. Last year the Nominating Committee engaged Spencer Stuart, an executive search consulting firm, to identify potential candidates for the Board, and this year the Nominating Committee engaged Gryphon Investigations, an investigative firm, to perform background checks on individuals identified as potential candidates for the Board.
The procedures governing stockholder nominations of persons to serve as directors are set forth in the Company’s Bylaws. Stockholders wishing to submit nominations must notify the Company at its principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677. In order to be considered by the Nominating Committee, nominations must be in writing and addressed to the Secretary of the Company and received by the Company on or before the deadline set forth earlier herein in the section encaptioned “When are stockholder proposals due for the 2008 Annual Meeting?” under “Questions and answers about the Annual Meeting.” The Nominating Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agreed to being considered as a nominee, the Nominating Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Corporate Development Review Committee (formerly Corporate Strategy Committee)
The Corporate Development Review Committee is currently composed of Messrs. Smith (Chairman), LePore, Nordmann and Sharoky. The committee is the successor to the Corporate Strategy Committee, the purpose of which was to review and provide guidance to the Company’s management and to serve as a conduit between management and the Board with respect to the ongoing strategic planning processes and initiatives of the Company. The committee is in the process of reviewing its responsibilities and charter. Until a revised charter is adopted for the committee, the committee is operating under the Corporate Strategy Committee Charter, provided on the Company’s website at www.parpharm.com/investors/management.jsp and available in print to any stockholder of the Company upon written request.
Communications with the Board and its Audit Committee
Stockholders, employees and other interested persons who so wish may communicate directly with the full Board, the Chairman of the Board or specified individual directors by directing such communications in writing to the Company at its principal executive offices, Attention: Assistant to the Chief Executive Officer. In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including by members of the Board and its Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Company’s Whistleblowing Policy, which Policy also is provided on the Company’s website indicated above.
Governance Principles
In order to help promote the effective functioning of the Board and its committees and the interests of the Company’s stockholders, and to ensure a common set of expectations as to how the Board, its committees, individual directors and Company management should perform their functions, the Board adopted, on October 10, 2003, the Par Pharmaceutical Companies, Inc. Corporate Governance Guidelines. The Corporate Governance Guidelines address, among other things, Board responsibilities, responsibilities of the committees of the Board, executive sessions of non-management directors, selection of nominees for directors of the Company, expectations for directors and annual self-evaluations of the Board and its committees. The Corporate Governance Guidelines are provided on the Company’s website at www.parpharm.com/investors/management.jsp and are available in print to any stockholder of the Company upon written request.
Code of Ethics
The Company requires compliance with its Code of Ethics by its officers, employees and directors and compliance with the Code of Conduct for the officers, employees and directors of all of its subsidiaries. The Code of Ethics and the Code of Conduct have been designed to ensure that the Company’s business is conducted in a legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive process that principally includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of the employees of the Company and its subsidiaries. The Company’s policies and procedures cover several areas of professional conduct, including employment policies, conflicts of interest, intellectual property matters and the protection of confidential information, as well as the adherence to all laws and regulations applicable to the Company’s business and operations.
The Code of Ethics is intended to focus the Board and its individual members on areas of ethical risk, help directors recognize and address ethical issues, provide procedures to report unethical conduct and foster a culture of honesty and accountability. The Code of Ethics covers various areas of professional conduct relating to service on the Board, including conflicts of interest, unfair or unethical use of corporate opportunities, the strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.
A copy of the Company’s Code of Ethics is provided on the Company’s website at www.parpharm.com/investors/management.jsp. The Company will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics for officers and directors on its website within two business days following such amendment or waiver.
Director Independence Standards
Pursuant to its Corporate Governance Guidelines, the Company applies the director independence standards contained in the NYSE corporate listing standards. The NYSE corporate listing standards require that a majority of directors at any time must be independent, and for a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the Company). Additionally, the following situations preclude a director from being independent:
•	Within the last three years, the director was employed by the Company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the Company.

•	Within the last three years, an immediate family member of the director was employed as an executive officer by the Company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the Company.

•	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor (in each case, a “Company auditor”).

•	The director is a current employee of a Company auditor.

•	The director has an immediate family member who is a current employee of a Company auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

•	Within the last three years, the director or an immediate family member was (but no longer is) a partner or employee of a Company auditor and personally worked on the Company’s audit within that time.

•	Within the last three years, a Company executive officer was on the compensation committee of the board of directors of a company that employed the Company director as an executive officer or that employed an immediate family member of the director as an executive officer.

•	The director is a current employee, or the director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.
The Board has determined that each of the Company’s current directors, with the exception of Patrick LePore, the Company’s Chairman, President and Chief Executive Officer, is independent.

In connection with its determination of whether each director is independent, the Board considered the fact that Dr. Sharoky owns a minor amount of the capital stock of Pentech Pharmaceuticals, Inc. (“Pentech”), a company with which the Company has a commercial relationship and with which the Company has pending litigation in the United States District Court for the Northern District of Illinois. After reviewing the matter, the Board determined that Dr. Sharoky’s minor stock ownership in Pentech was immaterial and would not affect his independence as a director.
Additionally, each member of the Audit Committee is independent under the NYSE independence standards, as well as under the rules of the SEC, which preclude any member of the Audit Committee deemed to be independent from:
•	accepting directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary (excluding, unless applicable listing criteria provide otherwise, receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service); or

•	being an affiliated person of the Company or any subsidiary thereof.
In addition, each member of the Compensation Committee is independent under the NYSE independence standards and under the requirements of the Code and the rules of the SEC, which require each member deemed independent to be both a “non-employee director” and an “outside director”. A non-employee director is a director who:
•	is not currently an officer or employee of the Company or a parent or subsidiary of the Company;

•	does not receive compensation in excess of the amount that would be required to be disclosed under item 404(a) of SEC Regulation S-K (currently $60,000, but increasing to $120,000 under revised Item 404(a)), either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director;

•	does not possess an interest in any other related person transaction for which disclosure would be required under Item 404(a) of SEC Regulation S-K; and

•	is not engaged in a business relationship for which disclosure would be required under Item 404(b) of SEC Regulation S-K.
An outside director is a director who:
•	is not a current employee of the Company;

•	is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

•	has not, at any time, been a officer of the Company or a current affiliate of the Company; and

•	does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment (other than certain de minimis remuneration) in exchange for goods or services received, directly or indirectly, by the director personally or any entity in which the director has a beneficial ownership interest of greater than 50%.

Certain Relationships and Related Transactions
In April 1999, the Company entered into an agreement with FineTech Laboratories, Ltd. (“FineTech”) (the predecessor of FineTech which subsequently became a wholly owned subsidiary of the Company) for the right to use a process for the pharmaceutical bulk active latanoprost. Pursuant to this agreement, the Company paid FineTech an aggregate of approximately $2,000,000 in fiscal years 2000 and 2001 for a completed process, along with its technology transfer package and patent. The Company subsequently purchased all of the outstanding capital stock of FineTech and, pursuant to the aforementioned agreement, the Company was obligated to pay royalties on gross profits from sales of all products developed under this agreement to the President of FineTech, Dr. Arie Gutman, who is a former director and officer of the Company. In addition, Dr. Gutman was entitled to royalties on the gross profits generated from any sales of several other products pursuant to agreements made by the Company with FineTech prior to its acquisition by the Company. In fiscal year 2005, Dr. Gutman earned an aggregate of $362,286 in such royalties from the Company, of which $241,932 was paid in 2005 and $120,894 in 2006.
The Company entered into a Share Transfer Agreement, dated as of January 20, 2006 and effective as of December 31, 2005, with Dr. Gutman, pursuant to which the Company transferred to Dr. Gutman, for nominal consideration, all of the issued and outstanding shares of capital stock of FineTech. Dr. Gutman resigned from the Board as of January 19, 2006. Also, the Company permitted acceleration of the vesting of a total of 138,771 unvested stock options and 5,655 shares of restricted stock of the Company held by certain employees of FineTech, including Dr. Gutman, for whom acceleration was permitted with respect to 94,271 unvested stock options and 5,655 shares of restricted stock.
The Company acquired a leasehold interest and bargain purchase option as part of its acquisition in 2004 of Kali Laboratories, Inc. (“Kali”), now a subsidiary of the Company. Kali leases, with a purchase option, a 45,000-square foot manufacturing facility located in Somerset, New Jersey, for $8,333 per month. The building is subject to a triple net lease between VGS Holdings, Inc. (“VGS”) and Kali that was set to terminate on June 9, 2006. In January 2007, the Company and VGS entered into an agreement pursuant to which the Company agreed to waive the purchase option in consideration for staying on the premises at $0 base rent until October 1, 2007 and a payment of $1,450,050 from the landlord for equipment, furniture, fixtures and improvements made to the premises.
VGS is owned by former stockholders of Kali, one of whom is a former executive officer of the Company. Also in connection with the Kali acquisition, former Kali stockholders are entitled to receive payments from the Company of up to $10,000,000 if certain product-related performance criteria are met during the four-year period after the closing of the acquisition in 2004. The former Kali stockholders earned and received $5,000,000 of these contingent payments by December 31, 2005, and earned the remaining $5,000,000 of these contingent payments in 2006.
Review and Approval or Ratification of Transactions with Related Persons
The Company currently does not have any formal policies or procedures for the review, approval and/or ratification of transactions with related persons, such as are disclosed immediately above. Instead, related party transactions are reviewed on an ad hoc basis as they arise. Related party transactions are identified by the directors themselves and may be identified by management pursuant to a director notification policy that the Company implemented in November 2006. Pursuant to this policy, the Company maintains a list of companies and other organizations with which each director has a relationship and a list of the Company’s significant customers, suppliers and service providers, and directors are required to inform the Secretary of the Company prior to accepting a new position, such as a position as a corporate director or officer of a business, a director of a charitable or non-profit organization, or a position affiliated with a law firm or audit firm that provides services to the Company or a significant supplier, customer, service provider or competitor of the Company. This will permit the Company to review the lines of business of the other company, or to monitor the level of contributions to charitable organizations, to assure that no conflict exists between the companies and to evaluate the Company’s business relationship, if any, with the other company. This notification policy was implemented by the Board in order to evaluate whether a position that a director proposes to take may affect his or her independence. Such notifications will also alert the Company about related party transactions so that the Audit Committee may review them, as appropriate.
Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

AUDIT COMMITTEE REPORT
The Company’s management is responsible for preparing the Company’s financial statements and establishing reporting systems and internal control. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors, Deloitte & Touche, are responsible for performing an independent audit of the Company’s consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States, and issuing a report on these financial statements. Deloitte & Touche is also responsible for issuing an attestation report on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting. As provided in the Audit Committee Charter, the Audit Committee’s responsibilities include the oversight of these processes. As part of its oversight responsibilities, the Audit Committee periodically met with both the Company’s management and Deloitte & Touche, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control and the quality of its financial reporting process.
In this context, before the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the SEC, the Audit Committee reviewed and discussed the audited financial statements with the Company’s management and its independent auditors; the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and SEC Rule 207, as such may have been modified or supplemented; the Audit Committee received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as such may have been modified or supplemented, and discussed with the Company’s independent auditors such independent auditors’ independence; and, based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC.
AUDIT COMMITTEE:
John D. Abernathy (Chairman)
Peter S. Knight
L. William Seidman

DIRECTOR COMPENSATION
Directors who are employees of the Company (and/or any of its subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board. All directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings. In 2006, directors who were not employees of the Company (or any of its subsidiaries) received an annual retainer fee of $30,000 for their service on the Board.
In addition, in 2006, each director who served as a chairman of a committee (other than the Audit Committee) received an additional annual retainer fee of $7,500 for each chairmanship. The director who serves as the chairman of the Audit Committee received an additional annual retainer fee of $15,000. Except for members of the Audit Committee, each director who served as a member (excluding the chairman) of a committee received an additional annual retainer fee of $5,000 for each committee membership. Each director who served as a member (excluding the chairman) of the Audit Committee received an additional annual retainer fee of $10,000. Until his election as Chairman in September 2006, John D. Abernathy was designated as the Lead Director and received an additional annual retainer fee of $10,000. The Lead Director is designated as such by the independent directors to preside at all executive sessions of independent directors, with such directors to meet at least twice a year with no members of the Company’s management present. In August 2007, Joseph E. Smith was designated Lead Director.
Non-employee directors may elect to have up to 100% of their annual retainer fees and committee membership retainer fees treated as deferred stock units, which units are to be converted into shares of Common Stock and distributed to the directors within 180 days after their retirement from the Board. The deferred units are converted into shares of Common Stock at the fair market value of such stock as of the date of conversion.
In addition, in 2006, directors were entitled to receive $2,000 per day for each in-person Board meeting attended, $500 for each telephonic Board meeting attended, $1,500 per day for each in-person committee meeting attended and $500 for each telephonic committee meeting attended. However, the maximum fee that a director was entitled to receive for attendance at in-person Board and committee meetings in any one day was $2,000 and the maximum fee that a director was entitled to receive for attendance at telephonic Board and committee meetings in any one day was $1,000.
Under the Directors’ Plan, each non-employee director receives an annual grant of restricted stock units (covering a total of 2,500 shares of Common Stock) and options to purchase 5,000 shares of Common Stock on the earliest of: (a) the date on which the Company’s stockholders elect directors at an Annual Meeting of Stockholders or any adjournment thereof, (b) the date in January of each year on which the first meeting of the Compensation Committee occurs or (c) the last business day of January of such fiscal year.
In February 2007, the Compensation Committee retained Watson Wyatt Worldwide, Inc. to review the current compensation of its directors who are not employees of the Company. After review and evaluation of Watson Wyatt’s report, the Compensation Committee recommended to the Board, and the Board approved, eliminating Board and committee meeting fees in favor of an annual retainer for the Chairman of the Board of $120,000, increasing the annual retainer for non-employee directors to $50,000, and increasing the annual retainer for each committee chairmanship (excluding the Audit Committee) to $10,000. These changes became effective April 1, 2007. In addition, the Board approved and adopted, subject to stockholder approval, amendments to the Directors’ Plan pursuant to which annual equity compensation grants would be targeted to convey a certain level of economic value rather than a certain number of shares and options so that the amount of equity compensation provided to directors would be consistent from year to year. See Proposal Number 2 above.
The following table sets forth the total 2006 compensation of each of the Company’s directors who earned director compensation in 2006 and who is not also a Company employee:

	Fees Earned or
	Paid in
	Cash(2)(3)	Stock Awards(4)(5)	Option Awards(6)	Total
Name(1)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
John D. Abernathy	88,250	46,832	100,323	235,405
Peter S. Knight	0	96,176	100,323	196,499
Ronald M. Nordmann	69,000	46,832	100,323	216,155
L. William Seidman	59,500	46,832	100,323	206,655
Joseph E. Smith	0	121,313	100,323	221,636
Peter W. Williams	70,750	46,832	100,323	217,905

(1)	Dr. Sharoky was not a member of the Board in fiscal year 2006. While Mr. LePore earned compensation as a director in 2006, he ceased earning director compensation when he became the Company’s President and Chief Executive Officer in September 2006. Mr. LePore’s total compensation for 2006, including his compensation as a director, is reported in the Summary Compensation Table that appears under the “Executive Compensation” section below.

(2)	Fees earned in cash by Messrs. Knight and Smith were deferred, at their election, into stock units and are reflected in the column entitled “Stock Awards.”

(3)	Includes cash retainer, meeting fees and committee chairman fees.

(4)	On January 9, 2006, each director who is not an employee received 2,500 restricted stock units, or RSUs, that are to be distributed only upon termination of the services of the director. The grant date fair value of each RSU was $33.62. Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). As such, these amounts include amounts from awards granted in or prior to 2006. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 2 to the Company’s financial statements for the year ended December 31, 2006, which is located on page F-12 of the Company’s Annual Report on Form 10-K for the year 2006.

(5)	On a quarterly basis during 2006, Messrs. Knight and Smith deferred compensation they earned in cash into stock units, or SUs, that are to be distributed only upon termination of the services of the director. Dollar values represent the expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R. The grant date fair value of each RSU grant was $32.27 per share on January 3, 2006 for the first quarter, $28.17 per share on April 3, 2006 for the second quarter, $18.75 per share on July 3, 2006 for the third quarter, and $18.05 per share on October 2, 2006 for the last quarter of

2006. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 2 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year 2006.

(6)	Dollar values represent the expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R disregarding any estimates of forfeitures relating to service-based vesting conditions, and, therefore, include amounts from awards granted prior to 2006. The grant date fair value of the 2006 option grant was $20.19 per share on January 9, 2006. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 2 to the Company’s Annual Report on Form 10-K for the year 2006.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the persons that are known by the Company to own beneficially more than 5% of the Common Stock, based solely upon filings made by such persons with the SEC as of August 15, 2007, on Schedule 13G (and any amendment(s) thereto) pursuant to Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, where any such filing is believed by the Company to be outdated, upon filings made by such persons as of August 15, 2007, on Schedule 13F pursuant to Section 13(f) of the Exchange Act. Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security and/or to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock
Steven A. Cohen(2)	3,590,800	9.9%
S.A.C. Capital Advisors, LLC
S.A.C. Capital Management, LLC
S.A.C Capital Associates, LLC
CR Intrinsic Investors, LLC
Sigma Capital Management, LLC

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	According to, and as further explained by, a Schedule 13G, as last amended and filed with the SEC on February 1, 2007: The business address of Steven A. Cohen, S.A.C. Capital Advisors, LLC and CR Intrinsic Investors, LLC is 72 Cummings Point Road, Stamford, CT 06902; the business address of S.A.C. Capital Management, LLC and Sigma Capital Management, LLC is 540 Madison Avenue, New York, NY 10022; and the business address of S.A.C. Capital Associates, LLC is P.O. Box 58, Victoria House, the Valley, Anguilla, BWI. Pursuant to an investment management agreement, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Pursuant to an investment management agreement, CR Intrinsic Investors, LLC maintains investment and voting power with respect to the securities held by CR Intrinsic Investments, LLC. Pursuant to an investment management agreement, Sigma Capital Management, LLC maintains investment and voting power with respect to the securities held by Sigma Capital Associates, LLC. Mr. Cohen controls each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, CR Intrinsic Investors, LLC and Sigma Capital Management, LLC. CR Intrinsic Investments, LLC is a wholly owned subsidiary of S.A.C. Capital Associates, LLC. By reason of the provisions of Rule 13d-3 of the Exchange Act, (i) each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and S.A.C. Capital Associates, LLC may be deemed to own beneficially 2,120,000 shares of Common Stock (constituting approximately 5.9% of the shares outstanding), (ii) CR Intrinsic Investors, LLC may be deemed to own beneficially 1,030,800 shares (constituting approximately 2.9% of the shares outstanding), (iii) Sigma Capital Management, LLC may be deemed to own beneficially 440,000 shares (constituting approximately 1.2% of the shares outstanding) and (iv) Mr. Cohen may be deemed to own beneficially 3,590,800 shares (constituting approximately 9.9% of the shares outstanding). Such shares of Common Stock includes call options held by S.A.C. Capital Associates, LLC on 100,000 shares, call options held by CR Intrinsic Investments, LLC on 368,300 shares and call options held by Sigma Capital Associates, LLC on 100,000 shares.
Security Ownership of Directors and Management
The following table sets forth, as of August 15, 2007, the beneficial ownership of the Common Stock by: (i) each current director, including the two nominees named herein, of the Company, (ii) each of the Named

Executives, as defined in the “Executive Compensation” section of this Proxy Statement, and (iii) all current directors and current executive officers of the Company as a group (based in respect of each of clauses (i), (ii) and (iii) solely upon information furnished to the Company by such persons). Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Percentages are based on 35,476,199 shares of Common Stock outstanding as of August 15, 2007.

Name of				Deferred/
Beneficial	Shares	Exercisable	Restricted	Restricted		Percentage
Owner	Owned	Stock Options	Stock(1)	Stock Units	Total	of Class
Scott L. Tarriff(2)	97,561 (3)	592,330	0	0	689,891	1.9%
Mark Auerbach(2)	38,362	243,816	0	0	282,178	*
Nicholas DiMaio(2)	24,061	150,272	0	0	174,333	*
Dennis J. O’Connor(2)	7,275	161,750	0	0	169,025	*
Thomas J. Haughey(5)	16,291	51,215	75,817	0	143,323	*
Patrick G. LePore(4) (5)	0	5,000	137,600	625	143,225	*
John A. MacPhee (5)	8,407	34,579	40,921	0	83,907	*
Peter S. Knight(4)	1,000	55,000	0	8,318	64,318	*
John D. Abernathy(4)	6,500	54,500	0	1,875	62,875	*
Gerard A. Martino (5)	3,750	12,500	45,050	0	61,300	*
Ronald M. Nordmann(4)	2,000	55,000	0	1,875	58,875	*
Joseph E. Smith(4)	20,000	15,000	0	9,813	44,813	*
Shankar Hariharan(2)	0	25,000	18,750	0	43,750	*
L. William Seidman(4)	1,000	20,000	0	1,875	22,875	*

Name of				Deferred/
Beneficial	Shares	Exercisable	Restricted	Restricted		Percentage
Owner	Owned	Stock Options	Stock(1)	Stock Units	Total	of Class
Dr. Melvin A. Sharoky(4)	0	0	0	738	738	*
All current directors and current executive officers as a group (6)	70,722	378,272	365,484	41,319	855,797	2.4%

*	Less than 1%

(1)	Holders of restricted shares of Common Stock granted under the Company’s 2004 Plan have current voting rights, even though such shares may not vest on or before October 14, 2007.

(2)	A “Named Executive,” as defined in the “Executive Compensation” section of this Proxy Statement. This individual is no longer employed by the Company.

(3)	Includes 1,500 shares held by Mr. Tarriff’s spouse.

(4)	A current director of the Company.

(5)	A “Named Executive,” as defined in the “Executive Compensation” section of this Proxy Statement. This individual is currently employed by the Company.

(6)	Includes Messrs. Haughey, LePore, MacPhee, Knight, Abernathy, Martino, Nordmann, Smith, Seidman and Sharoky, Paul V. Campanelli and Veronica A. Lubatkin.
For the purposes of the above table, the business address of each director of the Company and each Named Executive is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

EXECUTIVE COMPENSATION
Officers
The executive officers of the Company consist of Patrick G. LePore as Chief Executive Officer and President, Gerard A. Martino as Executive Vice President and Chief Operating Officer, Veronica A. Lubatkin as Executive Vice President and Chief Financial Officer, Thomas J. Haughey as Executive Vice President, General Counsel and Secretary, Paul V. Campanelli as Executive Vice President, and John A. MacPhee as Executive Vice President.
Mr. LePore, age 52, has served as President and Chief Executive Officer of the Company since September 2006 and as a director since May 2006. He was named Chairman of the Board in August 2007. From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc. From 1984 until 2002, he was with BLP Group Companies, ultimately as Chairman, President and Chief Executive Officer, which was sold to Cardinal Health in 2002. From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.
Mr. Martino, age 45, has recently been promoted to Executive Vice President and Chief Operating Officer. Mr. Martino served as Executive Vice President and Chief Financial Officer of the Company from March 2006 to June 2007. Prior to joining the Company, Mr. Martino was Vice President, Global Materials Management at Schering-Plough Corporation from 1999 through March 2006.
Ms. Lubatkin, age 44, was promoted to Executive Vice President and Chief Financial Officer in June 2007. Previously she served as Vice President and Controller of Par Pharmaceutical since March 2006. From 1997 to 2006, Ms. Lubatkin served in various positions at Schering-Plough Corporation, most recently as executive director in Global Finance.
Mr. Haughey, age 43, has served as Executive Vice President since March 2006 and as General Counsel and Secretary since November 2003. Prior to joining the Company, Mr. Haughey had served for more than five years as Legal Director of Licensing in the Law Department of Schering-Plough Corporation.
Mr. Campanelli, age 45, has served as Executive Vice President of the Company and President, Generic Products Division of Par Pharmaceutical, since February 2007. He was Executive Vice President, Business Development and Licensing of Par Pharmaceutical from September 2006 to March 2007. Mr. Campanelli also served as Par Pharmaceutical’s Senior Vice President, Business Development and Licensing, from March 2004 to September 2006, and as Vice President, Business Development, from April 2002 to March 2004.
Mr. MacPhee, age 39, has served as Executive Vice President of the Company and President, Branded Products Division of Par Pharmaceutical, since October 2005. He was Par Pharmaceutical’s Senior Vice President, Branded Marketing and Sales, from January 2005 to October 2005. Prior to joining the Company, Mr. MacPhee had served as Vice President, Marketing (January 2004 to December 2004), and Assistant Vice President, Marketing (January 2001 to December 2003), at Forest Pharmaceuticals, Inc.
The executive officers of Par Pharmaceutical, Inc., a wholly owned subsidiary of the Company, consist of Mr. LePore as Chief Executive Officer and President, Mr. Martino as Executive Vice President and Chief Operating Officer, Ms. Lubatkin as Executive Vice President and Chief Financial Officer, Mr. Haughey as Executive Vice President, General Counsel and Secretary, Mr. Campanelli as President, Generic Products Division, and Mr. MacPhee as President, Branded Products Division.
The executive officers of Kali Laboratories, Inc., a wholly owned subsidiary acquired by the Company in June 2004 (“Kali”), consist of Mr. LePore as Chairman of the Board, Mr. Martino as Chief Financial Officer, Mr. Haughey as General Counsel and Secretary and Eric M. Mittleberg as President. Mr. Mittleberg, age 55, has

been President of Kali since January 2006. From November 1997 until January 2006, he was Vice President, Scientific/Medical Affairs, at Ivax Corporation.
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis addresses the following topics:
•	our compensation philosophy and policies regarding executive compensation;

•	our compensation-setting process; and

•	the components of our executive compensation program.
In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” the “Committee” and the “Compensation Committee” refer to the Compensation and Stock Option Committee of Par Pharmaceutical Companies, Inc.’s Board of Directors.
Compensation Philosophy and Policies Regarding Executive Compensation
Our compensation philosophy is intended to align the interests of management with those of the Company’s stockholders by tying a substantial portion of overall compensation to the achievement of business objectives and individual performance in meeting those objectives. The following principles influence and guide our compensation decisions:
Focus on Results and Strategic Objectives
Our compensation analysis begins with an examination of the Company’s business plan and strategic objectives. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the Company’s business goals and strategic objectives.
Emphasis on Performance-Based Compensation
Our compensation philosophy is based upon the belief that pay for executive officers should be directly linked to performance. Accordingly, a substantial portion of executive officer compensation is contingent on, and varies with, achievement of corporate and individual performance objectives.
Compensation Should Attract and Retain Qualified Executives
Our compensation strategy is driven by the need to recruit, motivate, and retain the most talented individuals in the industry. The Compensation Committee evaluates performance and compensation for key positions to ensure that compensation provided to key executives remains competitive relative to the compensation paid to similarly situated executives of our peer group companies.
Compensation and Performance-Based Pay Should Reflect Position and Responsibility
Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:
•	Total compensation opportunity is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic objectives.

•	As position and responsibility increase, a greater portion of the executive officer’s cash compensation opportunity is performance-based.

•	Long-term incentive compensation opportunity, including equity-based compensation, is higher for persons with higher levels of responsibility, making a significant portion of their total compensation opportunity dependent on long-term stock price appreciation and total stockholder return.
Compensation Plans Should Balance Short- and Long-Term Objectives
Compensation should focus senior management on achieving strong short-term (annual) performance in a manner that supports the Company’s long-term success and profitability. The Company’s bonus program creates an incentive for meeting annual performance targets while awards of long-term incentive compensation encourage the achievement of objectives over a longer-term performance cycle.

Executives Should Also Be Owners of the Company — Executive Stock Ownership Guidelines
To further align the interests of executive officers with shareholder interests, we have established minimum ownership levels of the Company’s Common Stock that we recommend each executive officer attain and maintain. The minimum ownership interest is expressed as a multiple of each executive officer’s respective base salary and varies based upon the executive officer’s position. The guidelines were adopted in 2004 and provide specified ownership targets for executive officers to attain incrementally within one, three and five year periods, as follows:
Executive Stock Ownership Guidelines

Fair Market Value of Shares Held,* as a Multiple of Base Salary
Position	As of 12/31/2005	As of 12/31/2007	As of 12/31/2009
Chairman/CEO	1.5x	4x	7x
Officers	1x	2.5x	4x
Executive Vice President	1x	2.5x	4x
Vice President	0.5x	1.5x	2.5x

*	Includes vested and unvested restricted shares, but does not include stock options.
The number of shares of Common Stock specified is determined by multiplying the executive’s then annual base salary by the applicable multiple shown above and dividing the result by the average closing price of the Common Stock during the immediately preceding 12 months. As of December 31, 2006, each of the Named Executives (as defined in the “Executive Compensation” section below) then employed by the Company had attained the applicable share ownership target.
Compensation Should be Reasonable and Responsible
It is essential that the Company’s overall compensation opportunities be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at reasonable and responsible levels.
Policy with Regard to Section 162(m) of the Code
The Company’s ability to deduct compensation paid to an individual covered officer is generally limited by Section 162(m) of the Code to $1 million annually. This limitation does not apply to “performance-based” compensation, if certain conditions are satisfied. However, depending on the extent to which performance goals are achieved, the sum of a covered officer’s base salary, annual bonus and equity-based compensation may exceed this limit. Accordingly, the Company seeks to preserve the federal income tax-deductibility of compensation that it pays to its executive officers. In this regard, the Compensation Committee has taken a number of actions, including the adoption of incentive compensation plans that are designed to qualify as performance-based compensation under Section 162(m), to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. Notwithstanding this general policy, the Compensation Committee retains the authority to authorize compensation arrangements under which not all compensation paid would be tax-deductible if, and to the extent that, it believes that such payments are in the best interests of both the Company and its stockholders.
The Compensation-Setting Process
A Year-Round Process
Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process, including evaluation of management performance and consideration of the business environment, is a year-round process. Compensation decisions are designed to promote our fundamental business objectives and strategy.
Management’s Role in the Compensation-Setting Process
Management plays a significant role in the compensation-setting process, other than compensation for the Chief Executive Officer. The most significant aspects of management’s role are:
•	designing and recommending compensation plans;

•	recommending business performance and individual targets and goals;

•	evaluating employee performance; and

•	recommending salary and bonus levels and long-term incentive awards.
The Chief Executive Officer and Senior Vice President of Human Resources work with the Compensation Committee Chair in establishing the agenda for Committee meetings and, at the Committee’s request, participate in Committee meetings to provide compensation recommendations as to senior executive officers (other than themselves).
Chief Executive Officer Evaluation Process
In 2005, we developed a Chief Executive Officer evaluation process as a means to heighten the Chief Executive Officer’s accountability for performance. This process entails the Compensation Committee and the Chief Executive Officer developing performance objectives and goals at the beginning of the fiscal year, conducting an annual review of the Chief Executive Officer’s achievement of those goals and objectives over the course of the year, and providing feedback to the Chief Executive Officer on his performance in a private session. We believe that this process provides a vehicle for a meaningful evaluation of the Chief Executive Officer’s annual performance against established objectives.
Compensation Consultants
The Compensation Committee Charter grants the Compensation Committee the authority to retain and terminate compensation consultants and approve their fees and other retention terms. These consultants report directly to the Compensation Committee. In 2006, we used the services of the compensation consulting firm Watson Wyatt Worldwide, Inc. to review the Company’s compensation practices, compare those practices to those of other companies and to make recommendations to the Committee regarding the level and structure of compensation for the Company’s Chief Executive Officer and all other executive officers of the Company.
Periodic Evaluation
We meet each year in January to review and evaluate employee incentive plans, evaluate the bonus payouts under the Company’s Executive Incentive Plan, review management recommendations of grants of stock options and restricted stock under the Company’s 2004 Performance Equity Plan, ratify grants under the Company’s 1997 Directors’ Stock and Deferred Fee Plan, review achievement of the past year’s goals by the Chief Executive Officer, review objectives for the Chief Executive Officer for the ensuing year, consider contributions to the Company’s 401(k) plan (the “Retirement Savings Plan”), review performance milestones and strategic objectives for the Executive Incentive Plan for the ensuing year, and address any other matters that require the attention of the Committee. The Compensation Committee may exercise discretion in modifying any recommended adjustments or awards to executives. Also, we meet each February to review the Compensation Committee Charter and make recommendations, if necessary, to update Committee objectives and policies, distribute self-evaluations and Committee evaluations for completion, review independent director compensation, and begin the process of producing the Committee’s analysis of executive compensation for inclusion in the Company’s proxy statement. Other tasks of the Committee include reviewing and evaluating the Company’s succession plan, monitoring executive development plans, and insuring our adherence with our compensation philosophy for all executive officers. The Compensation Committee held a total of six meetings during 2006.

Competitive Compensation Practices
We use information regarding pay practices at other comparable companies to help us establish the compensation levels for the Company’s executive officers, including the Named Executives, as defined in the “Executive Compensation” section of this Proxy Statement, because we recognize that our compensation arrangements must be reasonable and competitive in the marketplace in order to attract and retain highly-qualified executive officers. Accordingly, we review compensation levels for our executive officers against compensation ranges and averages for comparable positions using pharmaceutical industry survey information provided by our compensation consultants. We compare each element of total compensation against a peer group of generic and specialty pharmaceutical companies, both publicly traded and privately held. This peer group is selected in consultation with Watson Wyatt, and periodically monitored and updated to include companies with which we compete for talent and shareholder investment. The Companies currently comprising the peer group are:

Abraxis Bioscience	KV Pharmaceutical	Perrigo Company
Adams Respiratory Therapeutics	Medicis Pharmaceutical	Sepracor Inc.
Barr Pharmaceuticals	MGI Pharma	Valeant Pharmaceuticals
Endo Pharmaceuticals	Mylan Laboratories	Watson Pharmaceuticals
We establish target compensation for executive officers between the 50th and 75th percentile of compensation paid to similarly situated executives of the companies comprising the peer group. While we believe that such information is a useful guide for comparative purposes, we also believe that a successful compensation program requires the application of judgment and subjective determinations of individual performance, experience level and overall value to the organization. The Company also competes for top executive talent with many larger companies that typically compensate their executives at higher levels than the peer group companies. A combination of these factors forms the basis of management’s compensation recommendations to the Compensation Committee and the Committee’s decision making.
Elements of Executive Compensation
The key elements of the Company’s executive officer compensation program are:
•	base salary;

•	annual bonus;

•	equity-based awards;

•	health, dental, life and disability insurance and other traditional employee benefits; and

•	other perquisites through participation in the Company’s various plans.
In awarding or approving compensation to the Company’s executive officers, we consider the recent and potential future contributions of the executive officers to the Company, the ability of the Company to attract and retain qualified executive officers in light of the competitive environment of the Company’s industry, and the Company’s financial condition and results of operations.
Special Considerations in 2006
In 2006, the Company experienced major changes in its executive team and confronted the large and difficult task of restating certain of its prior period financial statements. As a result, we felt it was important to establish suitable compensation packages that would create the necessary incentives during this year of transition. Accordingly, the Company made certain special payments and issued long term incentive award grants outside of its typical executive compensation program, as described in more detail below. This provided the stability needed to retain an emerging senior executive team committed to building a company with long term and sustainable growth.
Base Salary
Base pay is a critical element of executive compensation because it enables the Company to recruit and retain key executives. Base salaries are initially determined by arms-length negotiations with executives that take into account the need to recruit and retain qualified individuals while staying competitive with market rates. In determining base salaries and merit increases to base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices for executives in comparable positions at peer group companies, internal pay equity and the tax deductibility of base salary. For our executive officers, we set base salaries generally between the 50th and 75th percentile of compensation paid to similarly situated executives of peer group companies in order to attract and retain top talent.
The Compensation Committee approved the following base salary increases for fiscal year 2006 for those of our current executive officers who held such positions in 2005, based on individual performance, organizational contributions, external market comparisons and internal equity:
•	John A. MacPhee, Executive Vice President of the Company and President, Branded Products Division, received a base salary increase of 4%, from $325,000 to $338,000 annually.

•	Thomas J. Haughey, Executive Vice President and General Counsel, received a base salary increase of 21%, from $273,000 to $330,000 annually.

•	Paul V. Campanelli, Executive Vice President, Business Development & Licensing, received a base salary increase of 16%, from $280,000 to $325,000 annually.
Annual Bonus
Annual bonuses for executive officers are determined by reference to Company-wide and individual performance goals that are established at the beginning of the fiscal year pursuant to the Company’s Executive Incentive Plan. Goals under the plan are both financial and non-financial. Financial goals are designed to encourage the achievement of financial measures that the Company and the Compensation Committee determine are strategically important for the upcoming year. Non-financial goals include both strategic and operational factors, such as efforts in responding to regulatory challenges, exploring strategic alternatives for the Company, research and development, the generation of ANDA filings and reviewing and implementing updated systems and operational procedures. In addition to Company-wide measures of performance, we consider performance factors particular to each executive officer, including the performance of the area(s) for which such officer has management responsibility and the individual accomplishments of such officer. The Compensation Committee also may exercise discretion in modifying any recommended adjustments or awards to executives.
For fiscal year 2006, we analyzed the various methodologies and profit measures and targets to be established for performance indicators and then approved the profit measures and weights that we felt appropriate to be utilized for calculation of the bonuses under the Executive Incentive Plan for that year. Under the 2006 EIP, 40% of the participants’ bonus opportunity was based on achieving specified targets for earnings per share and sales of our branded product, Megace ES. The remaining 60% of the participants’ bonus opportunity was based on achieving individual objectives, long-term objectives and research and development goals.
The Company did not meet certain of its financial and non-financial targets for 2006. Nevertheless, 2006 was a period of significant management turnover for the Company, and considerable resources had to be dedicated to strengthening the Company’s finance department and restating prior financial statements after accounting errors were discovered. Accordingly, we felt it important to stabilize the new management team and reward the efforts of senior executives who responded to the Company’s unforeseen challenges by awarding cash bonuses. The executives who were awarded bonuses demonstrated extremely high levels of commitment and dedication throughout the year and will be relied on in 2007 to provide leadership and assume expanded responsibilities for executing the Company’s strategic plan.
Equity-Based Awards
Equity-based compensation, such as stock options, restricted stock and restricted stock units, is an important element of the Company’s compensation program for senior executives. We believe that equity-based compensation is the most effective means of aligning the compensation provided to senior executives with stockholder interests by creating economic incentive for the creation of long-term shareholder value. Additionally, we believe that equity-based compensation encourages retention of executive officers, because any unvested portions of such awards are forfeited if an executive officer voluntarily resigns before an award becomes fully vested – generally, over the course of four years. Beginning in January 2005, we started awarding shares of restricted stock or restricted stock units to executive officers in lieu of a portion of the number of stock options that we customarily would have awarded. We believe that awarding restricted stock or restricted stock units in addition to stock options supplements the retention goal of equity-based compensation in periods when the Company’s stock price is volatile and the value of stock options can vary significantly.
Management submits recommendations to the Committee for annual grants of stock options and restricted stock to senior executives under the Company’s 2004 Performance Equity Plan each January. In determining the long-term incentive opportunity to be granted to senior executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of the grants in relation to other elements of total compensation and competitive compensation practices.
In September 2006, we changed the process used in granting stock options and restricted stock to newly-hired employees. Now, in consultation with management, we allocate annually a specific number of shares of the Company’s Common Stock to be utilized for the grant of stock options and restricted stock pursuant to the 2004 Performance Equity Plan to newly-hired employees. The authority to allocate and grant those stock options and shares of restricted stock to newly-hired employees is vested in the Chief Financial Officer and Senior Vice President of Human Resources, subject to the parameters established by the Committee for long-term incentive awards to employees of the Company and the terms of the 2004 Performance Equity Plan. Our prior practice was to have management submit proposals on a quarterly basis to the Committee of grants to newly-hired employees and to review and, if approved, authorize the grants. The new process provides consistency in administration, because all new hire grants are now effective upon date of employment.
Additional 2006 Executive Equity Award Grants
In December 2006, Mr. LePore, the Company’s new President and Chief Executive Officer, recommended granting awards of restricted stock units of the Company to certain members of the Company’s management team. This proposal was made for the purposes of recognizing that the management team had a very difficult year due to significant turnover in the Company’s senior management team and the enormous amount of time and effort dedicated to restating certain of the Company’s prior period financial statements. We agreed that the grant would reward the management team for its hard work in connection with the on-going restatement of financial statements and the team’s efforts during the recent period of difficult management transition, as well as provide an appropriate retention incentive to the Company’s management team in order to ensure the continued success of the transition. Following evaluation of the merits of the proposed grants and consultation with our compensation consultants, we approved awards of restricted stock units to certain members of the Company’s management team, including the following awards to the specific Named Executives identified below.
Gerard A. Martino:         27,000 Restricted Share Units
Thomas J. Haughey:       24,300 Restricted Share Units
John A. MacPhee:           21,600 Restricted Share Units
Nicholas DiMaio:            10,000 Restricted Share Units
Recent Separation Agreements
The Company entered into separation agreements with certain Named Executives during the recent period of management transition. With the exception of Mr. DiMaio, these individuals had previously entered into employment agreements that provided for certain payments upon their separation or termination. The payments under these separation agreements included severance, extended coverage under medical and life insurance plans and continuation or acceleration of vesting or previously issued equity awards. The Named

Executives with whom the Company entered into separation agreements for fiscal year 2006 were Scott Tarriff (former President and Chief Executive Officer), Mark Auerbach (former Executive Chairman), Dennis O’Connor (former Chief Financial Officer) and Shankar Hariharan (former Executive Vice President and Chief Scientific Officer). In addition, the Company entered into a severance agreement with Nicholas DiMaio (former Executive Vice President, Sales and Marketing, Generic Products Division of Par Pharmaceutical) in 2007.
Retirement Savings Plan
Pursuant to the Retirement Savings Plan, eligible employees, including the executive officers, are permitted to contribute from 1% to 25% of their compensation to the Retirement Savings Plan. Annually, the Company contributes an amount equal to 50% of up to 6% of the compensation contributed by the employee. Contributions to the Retirement Savings Plan are subject to certain limits imposed under the Code. Participants of the Retirement Savings Plan become vested with respect to 20% of the Company’s contributions for each full year of employment with the Company; thus, each annual contribution becomes fully vested after five full years.
The Company may contribute additional funds each fiscal year to the Retirement Savings Plan, the amount of which, if any, is determined by the Board in its sole discretion. As the Company does not offer a pension plan, this program allows the Company to bridge the gap between more competitive offerings from other companies within the Company’s peer group. It was determined that no such additional Company contributions would be made to the Plan for fiscal year 2006.
Additional Benefits and Perquisites
We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance and dental insurance. In addition, our executive officers are generally provided with perquisites and other personal benefits that we believe are reasonable and consistent with the Company’s overall compensation program and intended to enable the Company to attract and retain highly-qualified employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. In 2006, these perquisites included automobile allowances, supplemental life insurance and payment of certain executive medical expenses.
Compensation Committee Report
The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in this proxy statement.
COMPENSATION COMMITTEE:
Peter S. Knight (Chairman)
Ronald M. Nordmann
Joseph E. Smith

Executive Compensation
The following table sets forth compensation earned for the fiscal year ended December 31, 2006 by the individuals who served at any time during 2006 as either the Company’s Chief Executive Officer or Chief Financial Officer, the three most highly-compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as such as of December 31, 2006 and who earned over $100,000 in total compensation from the Company (and its subsidiaries) during fiscal year 2006, and two former executive officers who would have been one of the three most highly-compensated executive officers if they had been employed by the Company as of December 31, 2006 (collectively, the “Named Executives”). The Company awarded or paid such compensation to all such persons for services rendered by them in all capacities during the 2006 fiscal year.
Summary Compensation Table

						Non-
						Equity
						Incentive	All
Name						Plan	Other
and				Stock	Option	Compensa-	Compensation
Principal		Salary	Bonus	Award(1)	Award(2)	tion(3)	(4)		Total
Position	Year	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Former Named Executives
Scott L. Tarriff, former President and Chief Executive Officer (5)	2006	$695,564 (5)	$0	$1,632,227	$2,015,327	$0	$1,344,209	(6)	$5,687,327
Mark Auerbach, former Executive Chairman (7)	2006	$270,829	$0	$816,096	$2,172,925	$0	$701,545	(8)	$3,961,395
Shankar Hariharan, former Executive Vice President and Chief Scientific Officer (9)	2006	$434,147	$0	$1,586,463	$925,801	$0	$900,443	(10)	$3,846,854
Dennis J. O’Connor, former Vice President and Chief Financial Officer (11)	2006	$293,449	$0	$269,255	$192,875	$0	$652,136	(12)	$1,407,715

Current Named Executives
Thomas J. Haughey, Executive Vice President General Counsel and Secretary	2006	$327,808	$0	$439,312	$186,738	$150,000	$25,459	(13)	$1,129,317

								Non-
								Equity
								Incentive	All
Name								Plan	Other
and						Stock	Option	Compensa-	Compensation
Principal		Salary		Bonus		Award(1)	Award(2)	tion(3)	(4)		Total
Position	Year	($)		($)		($)	($)	($)	($)		($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)		(i)
John A. MacPhee, Executive Vice President; President, Branded Products Division of Par Pharmaceutical	2006	$337,500		$0		$239,832	$907,085	$85,000	$2,362	(14)	$1,571,779
Nicholas DiMaio, Executive Vice President, Sales & Marketing, Generic Products Division of Par Pharmaceutical(15)	2006	$337,500		$0		$223,106	$262,657	$54,000	$24,358	(16)	$901,621
Gerard A. Martino, Executive Vice President and Chief Financial Officer (17)	2006	$255,342		$115,000	(18)	$89,981	$161,685	$200,000	$19,774	(13)	$841,782
Patrick G. LePore, Chairman, President and Chief Executive Officer (19)	2006	$170,449	(19)	$0		$37,255	$99,120	$200,000	$1,074	(20)	$507,898

(1)	Dollar values represent the expense recognized for financial statement purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”). As such, these amounts include amounts from awards granted in or prior to 2006. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 2 to the Company’s financial statements for the year ended December 31, 2006, which is located on page F-12 of the Company’s Annual Report on Form 10-K for the year 2006.

(2)	Dollar values represent the expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R disregarding any estimates of forfeitures relating to service-based vesting conditions, and, therefore, include amounts from awards granted prior to 2006. The assumptions made in calculating the dollar values of the expenses recognized and the grant date fair values are set forth in Note 2 to the Company’s Annual Report on Form 10-K for the year 2006.

(3)	Consists of amounts paid pursuant to the Company’s Executive Incentive Plan for 2006.

(4)	In accordance with Item 402(c)(2)(ix)(A) of Regulation S-K, the amounts reflected in this column for each Named Executive do not include the amount of any perquisites provided to the Named Executive if the aggregate incremental cost of such perquisites is less than $10,000.

(5)	Mr. Tarriff’s employment with the Company was terminated on October 31, 2006. Mr. Tarriff’s salary includes payments made by the Company for base wages of $539,271 and accrued vacation payment of $156,293.

(6)	Includes payments made to Mr. Tarriff pursuant to the terms of his employment agreement and separation agreement. See “Potential Payments Upon Termination or Change of Control – Named Executive Officers Who Are No Longer Employed with the Company – Mr. Tarriff.” Also includes contributions made by the Company for severance of $1,309,819 (severance payment of $1,284,228, medical payment of $19,200 and executive health payment of $6,391), company 401(k) match of $6,600, executive life insurance and disability payments of $13,402, car allowance perquisite of $11,146 and executive medical perquisite of $3,241.

(7)	Mr. Auerbach’s employment with the Company was terminated on October 31, 2006.

(8)	Includes payments made to Mr. Auerbach pursuant to the terms of his employment agreement and separation agreement. See “Potential Payments Upon Termination or Change of Control – Named Executive Officers Who Are No Longer Employed with the Company – Mr. Auerbach.” Also includes payments made by the Company for severance of $679,690 (severance payment of $642,114, medical payment of $19,200, executive health payment of $8,376 and legal fees of $10,000), company 401(k) match of $5,233, executive life insurance and disability payments of $2,235, car allowance perquisite of $11,146 and executive medical perquisite of $3,241.

(9)	Mr. Hariharan’s employment with the Company was terminated on November 22, 2006.

(10)	Consists of payments made to Mr. Hariharan pursuant to the terms of his employment agreement and separation agreement. See “Potential Payments Upon Termination or Change of Control – Named Executive Officers Who Are No Longer Employed with the Company – Mr. Hariharan.” Also includes payments made by the Company for severance of $861,200 (severance payment of $842,000 and medical payment of $19,200), company 401(k) match of $6,481, executive life insurance and disability payments of $17,123, car allowance perquisite of $12,398 and executive medical perquisite of $3,241.

(11)	Mr. O’Connor’s employment with the Company was terminated on September 29, 2006.

(12)	Includes payments made to Mr. O’Connor pursuant to the terms of his employment agreement and separation agreement. See “Potential Payments Upon Termination or Change of Control – Named Executive Officers Who Are No Longer Employed with the Company – Mr. O’Connor.” Also includes contributions made by the Company for severance of $620,917 (severance payment of $601,788, medical payment of $16,176 and tax fees of $2,953), company 401(k) match of $6,600, executive life insurance and disability payments of $11,201, car allowance perquisite of $10,177 and executive medical perquisite of $3,241.

(13)	Includes payments made by the Company for executive life and disability, 401(k) match, a car allowance perquisite and an executive medical perquisite.

(14)	Includes payments made by the Company for executive life and disability.

(15)	Mr. DiMaio’s employment with the Company was terminated on June 1, 2007.

(16)	Includes payments made by the Company for executive disability, 401(k) match, a car allowance perquisite and an executive medical perquisite.

(17)	Mr. Martino was promoted to Executive Vice President, Chief Operating Officer in June 2007.

(18)	Represents a $115,000 sign-on bonus paid to Mr. Martino in March 2006 pursuant to his employment agreement.

(19)	Mr. LePore has been President and Chief Executive Officer of the Company since September 26, 2006. Prior to that date, Mr. LePore received director fees in the amount of $29,666 from the Company for service as a Board member from May 2006 though September 2006. Mr. LePore’s salary figure includes these fees. Mr. LePore was appointed Chairman in August 2007.

(20)	Includes payments made by the Company for 401(k) match.

Grants of Plan-Based Awards
The following table sets forth the grants of plan-based awards made to the Named Executives during fiscal year 2006.

					All Other
					Stock	All Other
					Awards:	Option
					Number	Awards:		Grant Date
		Estimated Future Payouts			of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Shares	Securities	Base Price of	of Stock
		Plan Awards(1)			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	or Units(2)	Options(2)	Awards(3)	Awards (4)
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Former Named Executives
Scott L.	01/09/2006				26,399	119,942	33.62	3,309,163
Tarriff		116,325	465,300	930,600
Mark	01/09/2006				13,199	59,971	33.62	1,654,565
Auerbach		38,775	155,100	310,200
Shankar	01/09/2006				30,066 (5)	14,992	33.62	1,313,507
Hariharan		52,625	210,500	421,000
Dennis J.	01/09/2006				14,049 (5)	7,005	33.62	613,758
O’Connor		40,325	161,300	322,600

Current Named Executives
Patrick G.	05/18/2006				2,500	5,000	22.20	2,162,450
LePore	10/30/2006				35,000	120,000	19.26
		116,325	465,300	930,600
Thomas J.	01/09/2006				30,066	14,992	33.62	1,840,331
Haughey	12/20/2006				24,300
		41,250	165,000	330,000
Gerard A.	03/16/2006				15,000	50,000	27.24	1,807,960
Martino	12/20/2006				27,000
		42,125	168,500	337,000
John	01/09/2006				16,128	18,319	33.62	1,380,372
MacPhee	12/20/2006				21,600
		42,250	169,000	338,000
Nicholas	01/09/2006				7,333	33,317	33.62	1,136,006
DiMaio	12/20/2006				10,000
		33,800	135,200	270,400

(1)	We provide performance-based annual bonus awards to our executive officers under a compensation plan administered by the Compensation Committee. These columns indicate the ranges of possible payouts targeted for 2006 performance for each of the Named Executives listed above. Actual bonus awards paid in 2006 are set forth in column (g) of the “Summary Compensation Table” on page 45 above. For additional discussion of our annual bonus program, see Annual Bonus under the heading “Compensation Discussion and Analysis” above. Threshold refers to the minimum amount payable for a certain level of performance under the annual bonus plan, whereas target refers to the amount payable if the specified performance target is reached, and maximum refers to the maximum payout possible under the plan.

(2)	Awards granted under the Company’s 2004 Annual Equity Incentive Plan.

(3)	The exercise price of option awards is the closing sale price of the Company’s Common Stock reported for the date of grant on the NYSE. Option awards vest over a four-year period.

(4)	Grant date fair value of restricted stock grants is based on the fair market value of our Common Stock on the respective grant dates in accordance with FAS 123R. The weighted average per share grant date fair value of all Named Executives’ restricted stock grants was $27.98. The grant date fair value of stock option grants is based on the Black-Scholes option pricing model on the date of grant, in accordance with FAS 123R. The weighted average per share fair value of all Named Executives’ stock option grants was $29.08. For additional discussion on the relevant assumptions used to determine the valuation of stock and option awards, see Note 2 of the Company’s Annual Report on Form 10-K for the year 2006.

(5)	Award was forfeited by the executive in his respective termination agreement.

Outstanding Equity Awards At Fiscal Year-End
The following table sets forth certain information with respect to the number of shares of Common Stock covered by exercisable and unexercisable options and unvested restricted stock and restricted stock units held by the Named Executives at December 31, 2006.

	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised			Stock That	Units of Stock
	Options	Options	Option	Option	Have Not	That Have Not
	Exercisable	Unexercisable(1)	Exercise Price	Expiration	Vested	Vested(2)
Name	(#)	(#)	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Former Named Executives
Shankar Hariharan	12,500	37,500	42.14	01/05/15	33,750	$754,988
Scott L.	12,000	—	7.63	01/11/11
Tarriff	137,500	—	30.55	09/20/11
	150,000	—	25.85	07/28/12
	100,000	—	31.50	01/23/10
	50,000	—	70.45	01/04/09
	65,000	—	60.85	01/04/09
	96,961	—	42.14	01/04/09
	119,942	—	33.62	01/04/09	—	—
Dennis J.	9,000	—	5.13	09/29/08
O’Connor	9,000	—	7.63	09/29/08
	75,000	—	30.55	09/29/08
	18,750	—	25.90	09/29/08
	25,000	—	31.70	09/29/08
	25,000	—	31.50	09/29/08	—	—
Mark Auerbach	11,000	—	33.80	10/31/08
	7,500	—	28.79	10/31/08
	10,000	—	31.70	10/31/08
	50,000	—	48.75	10/31/08
	25,000	—	70.45	10/31/08
	32,500	—	60.85	10/31/08
	47,845	—	42.14	10/31/08
	59,971	—	33.62	10/31/08	—	—
Current Named Executives
Thomas J. Haughey	35,000	—	69.38	11/23/10
	2,500	—	60.85	01/19/14
	4,984	14,951	42.14	01/05/15
	—	14,992	33.62	01/08/16	67,529	1,510,624

	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised			Stock That	Units of Stock
	Options	Options	Option	Option	Have Not	That Have Not
	Exercisable	Unexercisable(1)	Exercise Price	Expiration	Vested	Vested(2)
Name	(#)	(#)	($)	Date	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
John A.	15,000	45,000	42.41	01/05/15
MacPhee	—	18,319	33.62	01/08/16	45,853	1,025,732
Gerard A. Martino	50,000	50,000	27.24	03/15/16	42,000	939,540
Patrick G.	5,000	5,000	22.20	05/17/16
LePore	120,000	120,000	19.26	10/29/16	37,500	838,875
Nicholas	37,500	—	30.55	09/20/11
DiMaio(3)	7,500	—	28.79	06/11/12
	25,000	—	31.50	01/12/10
	33,000	—	60.85	01/19/14
	3,489	10,466	42.14	01/05/15
	—	33,317	33.62	01/08/16	30,298	677,766

(1)	Unexercisable options vest 25% per year over the course of four years, each on the anniversary of the date of grant.

(2)	Market value of stock reported is determined by multiplying the closing market price of the stock at December 31, 2006 by the number of shares of stock.

(3)	Mr. DiMaio’s employment with the Company was terminated on June 1, 2007.

Option Exercises And Stock Vested
The table below shows the number of shares of Common Stock acquired by the Named Executives during 2006 upon the exercise of stock options and the vesting of other stock awards.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized on	Shares Acquired	Value Realized on
	on Exercise	Exercise(1)	on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Former Named Executives
Mark Auerbach	N/A	N/A	23,731	498,398
Shankar Hariharan	N/A	N/A	15,000	343,613
Scott L. Tarriff	N/A	N/A	5,266	174,429
Dennis J. O’Connor	N/A	N/A	3,657	121,123

Current Named Executives
Thomas J. Haughey	N/A	N/A	4,388	145,341
Nicholas DiMaio	9,000	221,175	4,322	124,517
John A. MacPhee	N/A	N/A	3,125	75,575
Patrick G. LePore	N/A	N/A	N/A	N/A
Gerard A. Martino	N/A	N/A	N/A	N/A

(1)	Determined by calculating the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of the options.

(2)	Determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.
Non-Qualified Deferred Compensation
The Company does not maintain any defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plan Information
The following table sets forth, as of December 31, 2006, information regarding the shares of Common Stock authorized for grant under the equity compensation plans of the Company.

	Number of shares of	Weighted
	Common Stock	average exercise
	issuable upon	price of
	exercise of	outstanding	Number of shares of
	outstanding options,	options, warrants	Common Stock
	warrants and other	and other rights	remaining available for
Plan	rights (#)	($)	future grant (#)
(a)	(b)	(c)	(d)
Equity compensation plans approved by the Company’s stockholders:

2004 Performance Equity Plan (as amended)	2,312,000	$32.48	4,831,000
2001 Performance Equity Plan (1)	2,639,000	$41.31	481,000
1997 Directors’ Stock and Deferred Fee Plan	295,000	$37.84	14,000
1990 Stock Incentive Plan	1,000	$4.13	—

Equity compensation plan not approved by the Company’s stockholders:

2000 Performance Equity Plan (2)	223,000	$7.06	100,000

Total (3):	5,470,000	$36.00	5,426,000	(2)

(1)	The 2004 Plan, which became effective upon stockholder approval at the Company’s 2004 Annual Meeting of Stockholders, replaced the Company’s 2001 Performance Equity Plan (the “2001 Plan”). On December 5, 2005, the Company filed Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-106681) and to its Registration Statement on Form S-8 (File No. 333-38456) (together, the “2001 Plan Registration Statements”) for the purpose of disclosing that it had (i) replaced the 2001 Plan with the 2004 Plan and (ii) filed a new Registration Statement on Form S-8 (also on December 5, 2005) for the 2004 Plan (the “2004 Plan Registration Statement”). The 2004 Plan Registration Statement registered 5,159,972 shares of Common Stock. The Company carried forward to the 2004 Plan Registration Statement (and such Registration Statement is deemed to register and apply to) an additional 4,090,480 shares of Common Stock previously registered under the 2001 Plan Registration Statements, but not issued or otherwise allocated to outstanding awards under the 2001 Plan (the “Unallocated Shares”). As a result of this transfer, the Unallocated Shares were not available for offer and sale under the 2001 Plan after the effective date of such Post-Effective Amendment.

(2)	In 2000, the Board adopted the 2000 Plan, which was subsequently amended in order to make it a non-qualified, broad-based plan that was not subject to stockholder approval. The 2000 Plan provides for the grant of incentive and non-qualified stock options to employees of the Company and to others. The 2000 Plan became effective on March 23, 2000 and will continue until March 22, 2010 unless earlier terminated. The Company initially reserved 1,025,000 shares of Common Stock for grant under the 2000 Plan. Vesting and other terms of the stock options are determined in each case by the Compensation Committee. The maximum term of a stock option under the 2000 Plan is ten years.

The maximum term is five years if an incentive stock option is granted to a holder of more than 10% of the combined voting power of the capital stock of the Company.

(3)	Included in the total number of securities remaining available for future grant were 3,678,000 shares of Common Stock subject to future stock option grants and 1,748,000 shares of Common Stock subject to future grants of restricted stock and restricted stock units.

Pension Benefits
The Company had maintained a defined benefit plan (the “Pension Plan”) that covered eligible employees, as defined in the Pension Plan. The Pension Plan has been frozen since October 1, 1989. Since the benefits under the Pension Plan are based on the participants’ length of service and compensation (subject to the Employee Retirement Income Security Act of 1974 and Internal Revenue Service limitations), service costs subsequent to October 1, 1989 are excluded from benefit accruals under the Pension Plan. Generally, all employees of the Company (or a participating subsidiary) who had completed at least one year of continuous service with the Company and attained 21 years of age were eligible to participate in the Pension Plan. For benefit and vesting purposes, the Pension Plan’s “Normal Retirement Date” was the date on which a participant attained age 65 or, if later, the date of his/her completion of ten years of service. Service was measured from the date of employment. The retirement income formula was 45% of the highest consecutive five-year average basic earnings during the retirees’ last ten years of employment, less 83 1/3% of the participant’s Social Security benefit, reduced proportionately for any years of service less than ten at retirement. None of the Named Executives has any years of service credited under the Pension Plan.
The Company, upon the recommendation of the Audit Committee of its Board, determined that it was in the best interests of the Company to terminate the Pension Plan, effective as of December 31, 2005, in accordance with its terms and conditions and with the rules and regulations promulgated by the Pension Benefit Guaranty Corporation and by the Internal Revenue Service.
The Pension Plan was settled in the second quarter of 2007. The Company received a favorable determination on the termination of the Pension Plan from the Internal Revenue Service and has filed the appropriate notice with the Pension Benefit Guaranty Corporation. Concurrent with the approval of the termination, the Company distributed benefits or purchased annuities to cover each of the participants in the Pension Plan. Finally, the Company has met the advance notification requirements set forth in the Single-Employer Pension Plan Amendment Act of 1986 (the “SEPPAA”) and has notified each party affected by this termination, as required by the SEPPAA.
The Company maintains the Retirement Savings Plan, which is intended to be qualified under Section 401(a) and (k) of the Code, pursuant to which eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the Retirement Savings Plan. The Company typically contributes an amount equal to 50% of up to 6% of the compensation contributed by the employee (“401(k) matching feature”). The Company incurred expenses related to the 401(k) matching feature of the Retirement Savings Plan of $1,217,000 in 2006. The Company did not make a discretionary contribution to the Retirement Savings Plan for 2006. Participants of the Retirement Savings Plan become vested with respect to 20% of the Company’s contributions for each full year of employment with the Company and thus become fully vested after five full years. The Company may contribute additional funds each fiscal year to the Retirement Savings Plan, the amount of which, if any, is determined by the Board in its sole discretion.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The section below describes the payments that may be made to Named Executives upon their separation or termination, assuming such event were to occur during the fiscal year 2006, pursuant to individual agreements or in connection with a change of control.
Employment Agreements with Named Executives
The Company has entered into employment agreements with Messrs. LePore, Martino, Haughey and MacPhee. The Company also had employment agreements with Messrs. Tarriff, O’Connor, Auerbach and Hariharan prior to the termination of their employment with the Company, and has now entered into severance agreements with the aforementioned executives. For a discussion of the severance terms and conditions under the employment agreements for current Named Executives and the terms of the severance agreements entered into with former Named Executives, as well as the amounts that are or could be payable to the current and former Named Executives upon termination of employment or a change of control of the Company, see the discussion beginning on page 59.
Terms of LePore Employment Agreement*
Mr. LePore, who has been a director of the Company since May 18, 2006, was appointed as the Company’s President and Chief Executive Officer on September 26, 2006. In connection with his appointment, the Company entered into a one year employment agreement with him (the “LePore Agreement”) on November 10, 2006. Mr. LePore’s compensation consists of an annual base salary of $620,400, plus a discretionary bonus as determined by the Board. In connection with his employment, Mr. LePore is entitled to participate in the Company’s long-term incentive plans commensurate with his title and position, including the stock option, restricted stock and similar equity plans of the Company. In connection with his appointment, Mr. LePore was granted 35,000 shares of restricted stock of the Company and options to purchase 120,000 shares of Common Stock of the Company. Mr. LePore’s restricted stock and stock options will vest 25% per year over the course of four years, provided that Mr. LePore and the Company enter into another employment agreement after the one year employment term has expired. If Mr. LePore remains employed for his entire employment term but does not enter into a new employment agreement with the Company, then all of his restricted stock would vest on the day immediately following the expiration of his employment term and all stock options will be cancelled. In the event that Mr. LePore does not complete his employment term for any reason, then all restricted stock and options granted to Mr. LePore will be cancelled. Additionally, the Company will pay the premiums for a term life insurance policy for Mr. LePore with death benefits in the amount of $3,000,000 throughout his employment term for the benefit of Mr. LePore’s estate.
Terms of Martino Employment Agreement*
Mr. Martino entered into an employment agreement (the “Martino Agreement”) with the Company dated as of February 10, 2006, to serve as Executive Vice President and Chief Financial Officer of the Company, effective March 16, 2006. Pursuant to the Martino Agreement, Mr. Martino is employed for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Martino), for which he was paid an annual base salary of $337,000 in 2006, subject to review and increase by the Board, in its discretion, and in any event, to be increased each October 1 in a percentage amount commensurate with the increase, if any, of the Consumer Price Index for New York City. Additionally, Mr. Martino was paid a $115,000 signing bonus and will be entitled to an annual bonus as determined by the Board, in its discretion, and was paid a guaranteed bonus for 2006 in an amount equal to at least 50% of his base salary. In connection with his

*	This discussion relates to the executive’s employment agreement in effect on December 31, 2006. The executive entered into a new employment agreement in August 2007.

appointments, Mr. Martino has been granted 15,000 shares of restricted Common Stock of the Company and options to purchase 50,000 shares of the Common Stock of the Company (the “Sign-On Equity Award”).
Terms of Haughey Employment Agreement
The Company entered into an employment agreement with Mr. Haughey (the “Haughey Agreement”), dated as of September 15, 2005, that replaced Mr. Haughey’s previous employment agreement, dated November 2003. Pursuant to the Haughey Agreement, Mr. Haughey continues to hold the positions of Vice President, General Counsel and Secretary of the Company for an initial three-year term, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by the Company or Mr. Haughey). Mr. Haughey received an annual base salary of $330,000 in 2006, subject to review and increase by the Board, in its discretion. Mr. Haughey is eligible to participate in the Company’s executive benefits commensurate with his titles and positions. In addition, while Mr. Haughey is employed by the Company, the Company is obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Haughey’s estate. Mr. Haughey is eligible for annual bonuses based on performance criteria to be determined by the Board, including his performance and the performance and financial condition of the Company.
Terms of MacPhee Employment Agreement
On January 6, 2006, the Company entered into a five year employment agreement (the “MacPhee Agreement”) with Mr. MacPhee, the President, Branded Products Division of Par Pharmaceutical, pursuant to which he received an annual base salary of $338,000 in 2006, subject to review and increase by the Board, in its discretion, and in any event, to be increased each October 1 in a percentage amount commensurate with the increase, if any, of the Consumer Price Index for New York City. Additionally, Mr. MacPhee is entitled to an annual bonus, determined by the Board in its discretion, and is entitled to participate in the Company’s long-term incentive plans commensurate with his title and position.
Terms of Tarriff Employment Agreement
The Company had a three year employment agreement with Mr. Tarriff, the Company’s former President and Chief Executive Officer, dated as of February 9, 2004. Pursuant to his employment agreement, Mr. Tarriff was paid an annual base salary of $620,400, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the Consumer Price Index, and was eligible for annual bonuses, equity grants, and to participate in the Company’s benefit plans. Mr. Tarriff’s employment agreement also contained severance provisions in the event his employment with the Company was terminated under certain circumstances.
Terms of O’Connor Employment Agreement
The Company had entered into a three year employment agreement with Mr. O’Connor, the Company’s former Chief Financial Officer, under which he received a base salary of $322,608, subject to increases at the discretion of the Board. Pursuant to his employment agreement, Mr. O’Connor was entitled to an annual bonus to be determined by the Board in its discretion, and was eligible to participate in stock option and similar equity plans of the Company. Additionally, he had the option to participate in the Company’s medical plans and benefit programs, and he was entitled to severance upon termination of his employment in the amount of any unpaid but earned base salary, or 1.5 or 2 times his base salary, depending on the circumstances of his termination.
Terms of Auerbach Employment Agreement
The Company had a three year employment agreement with Mr. Auerbach, the Company’s former Executive Chairman of the Board, dated as of September 16, 2003. Pursuant to his employment agreement, Mr. Auerbach was paid an annual base salary of $310,200, subject to review and increase by the Board, in its discretion, and annual adjustments to reflect increases in the Consumer Price Index, and was eligible for annual bonuses, equity grants, and to participate in the Company’s benefit plans. Mr. Auerbach’s employment agreement also contained severance provisions in the event his employment with the Company was terminated under certain circumstances.

Terms of Hariharan Employment Agreement
The Company had a three year employment agreement with Dr. Hariharan, the Company’s former Executive Vice President and Chief Scientific Officer, dated as of May 28, 2004. Pursuant to his employment agreement, Dr. Hariharan was paid an annual base salary of $421,000, subject to review and increase by the Board, in its discretion, and was eligible for annual bonuses and to participate in the Company’s long-term incentive plan and other similar equity plans commensurate with his position and title. Additionally, the agreement provided for the Company to pay the premiums for a term life insurance policy for Dr. Hariharan with death benefits in the amount of $1,000,000 throughout his employment term for the benefit of Dr. Hariharan’s estate. Dr. Hariharan’s employment agreement also contained severance provisions in the event his employment with the Company was terminated under certain circumstances.
Potential Payments Upon Termination or Change of Control
The following sets forth the payments and benefits that would be payable to each of the Named Executives upon the termination of their employment or a change of control, assuming for such purpose that the Named Executives’ employment terminated on December 31, 2006 (except in the case of Named Executives who are no longer employed with the Company, in which case the following sets forth the payments and benefits to which they actually became entitled in connection with the termination of their employment).
Named Executives Who Are Still Employed with the Company
Mr. LePore*
Should Mr. LePore’s employment terminate prior to expiration of the LePore Agreement, Mr. LePore will receive severance in the amount of any unpaid but earned base salary. In the event that Mr. LePore’s employment is terminated by the Company without cause or by Mr. LePore upon the Company’s material breach (as such terms are defined in the LePore Agreement), the Company will pay to Mr. LePore his base salary for the remainder of the term, but he will not receive any additional compensation or benefits. However, these salary payments will cease if Mr. LePore provides any services to a competitor of the Company. Upon completion of his employment term, if the LePore Agreement is not renewed, then all of Mr. LePore’s restricted stock will vest and all of his stock options will be cancelled. However, should Mr. LePore’s employment terminate prior to its expiration, then all of his restricted stock and options previously granted will be cancelled. Pursuant to the LePore Agreement, Mr. LePore has agreed for one year following his termination not to solicit business or employees away from the Company and not to provide any services that may compete with the business of the Company. The non-compete restriction, however, will not apply if his employment term is terminated either by the Company without cause or upon the Company’s material breach.
Mr. Martino*
In the event that Mr. Martino’s employment is terminated (a) by the Company without cause or upon non-renewal of the Martino Agreement or death or disability, or (b) by Mr. Martino upon material breach by the Company of the Martino Agreement, then Mr. Martino will be entitled to a payment of two times his base salary in effect at the applicable time plus (if Mr. Martino’s non-renewal is not the result of his performance) an amount equal to his last cash bonus. Should his employment be terminated (i) by the Company for cause (as such term is defined in the Martino Agreement), or (ii) by Mr. Martino without cause or upon non-renewal of the Martino Agreement by Mr. Martino, then Mr. Martino will receive severance in the amount of any unpaid but earned base salary. If Mr. Martino’s employment is terminated other than for cause within 12 months following a change of control (as such term is defined in the Martino Agreement) then Mr. Martino will have 24 months from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards shall have not expired at the time of the exercise. If Mr. Martino’s employment is not renewed after its initial term, the Sign-On Equity Award shall immediately vest and Mr. Martino shall have 24 months from the date of such termination to exercise any equity awards

*	This discussion relates to the executive’s employment agreement in effect on December 31, 2006. The executive entered into a new employment agreement in August 2007.

granted pursuant to it. Pursuant to the Martino Agreement, Mr. Martino has agreed for one year following his termination not to solicit business or employees away from the Company and not to provide any services that may compete with the business of the Company. The non-compete restriction, however, will not apply if his employment term is terminated either by the Company without cause or upon the Company’s material breach.
Mr. Haughey
In the event that Mr. Haughey’s employment is (a) terminated by the Company without cause (as such term is defined in the Haughey Agreement) or by death or disability, or by Mr. Haughey upon a material breach (as such term is defined in the Haughey Agreement) of the Haughey Agreement by the Company or (b) not renewed by the Company, Mr. Haughey is entitled to receive a severance payment equal to two times his annual base salary in effect at the applicable time plus (if, in respect of clause (b) above, Mr. Haughey’s non-renewal is not the result of his performance) an amount equal to his last cash bonus. Should Mr. Haughey terminate his employment without cause or choose not to renew, then he is entitled to receive a severance payment equal to any earned and unpaid base salary. If Mr. Haughey’s employment is terminated other than for cause within 12 months following a change of control (as such term is defined in the Haughey Agreement), then Mr. Haughey will have 24 months from the date of such termination to exercise any vested equity awards, so long as the applicable plan underlying the awards is still in effect and the awards shall have not expired at the time of the exercise. Additionally, if Mr. Haughey’s employment is terminated by the Company without cause, as such term is defined in the Haughey Agreement) or by Mr. Haughey upon a material breach of the Haughey Agreement by the Company, then all equity awards previously granted to Mr. Haughey will vest, and he will have 24 months to exercise any equity awards granted.
Mr. MacPhee
In the event that Mr. MacPhee’s employment is (a) terminated by the Company without cause (as such term is defined in the MacPhee Agreement) or by Mr. MacPhee upon a material breach of the MacPhee Agreement by the Company or (b) not renewed by the Company, Mr. MacPhee is entitled to a severance payment equal to twice his annual base salary plus, in certain circumstances, an amount equal to his last cash bonus. Should Mr. MacPhee terminate his employment without cause or choose not to renew, then he is entitled to receive a severance payment equal to any earned and unpaid base salary. If Mr. MacPhee’s employment is terminated other than for cause within 12 months following a change of control of the Company, then Mr. MacPhee will have 24 months from the date of such termination to exercise any vested equity awards. Additionally, if Mr. MacPhee’s employment is terminated by the Company without cause (as such term is defined in the MacPhee Agreement) or by Mr. MacPhee upon a material breach of the MacPhee Agreement by the Company, then all equity awards previously granted to Mr. MacPhee will vest and he will have 24 months to exercise any equity awards granted. Pursuant to the MacPhee Agreement, Mr. MacPhee has agreed for one year following his termination not to solicit business or employees away from the Company and not to provide any services that may compete with the business of the Company. The non-compete restriction, however, will not apply if his employment term is terminated either by the Company without cause or upon the Company’s material breach.
Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control
The following table shows the estimated value of payments and other benefits to be received by the Named Executives who were current executive officers as of December 31, 2006 under the terms of their respective employment agreements or arrangements, assuming the employment of such officers terminates under one of the following circumstances as of December 31, 2006.

Potential Payments Upon Involuntary Separation

			By the								Upon
			Executive		By the					By the	Termination
	By the		upon		Company				By the	Executive	other than for
	Company		Company’s		upon Non-			By the	Executive	upon Non-	Cause after
Compensation	without		Material		renewal of	Death or		Company	without	renewal of	Change of
Program	Cause		Breach		Agreement	Disability		for Cause	Cause	Agreement	Control
A. Cash Severance
Mr. LePore	$465,300	[1]	$465,300	[1]	$0	$0		$0	$0	$0	[6]
Mr. Martino	$874,000	[2,3]	$874,000	[2]	$874,000 [2,3]	$874,000	[2,4]	$0	$0	$0	[6]
Mr. Haughey	$810,000	[2,3]	$810,000	[2]	$810,000 [2,3]	$810,000	[2,4]	$0	$0	$0	[6]
Mr. MacPhee	$761,000	[5,3]	$761,000	[5]	$761,000 [5,3]	$761,000	[5,4]	$0	$0	$0	[6]
Mr. DiMaio[12]	$0		$0		$0	$0		$0	$0	$0	$0

B. Equity Value[11]
Mr. LePore	$0	[7]	$0	[7]	$838,875 [8]	$0		$0	$0	$838,875 [8]	$1,216,525 [10]
Mr. Martino	$939,540	[9]	$$939,540	[9]	$0	$0		$0	$0	$0	$939,540 [10]
Mr. Haughey	$1,510,629	[9]	$1,510,629	[9]	$0	$0		$0	$0	$0	$1,510,629 [10]
Mr. MacPhee	$1,053,694	[9]	$1,053,694	[9]	$0	$0		$0	$0	$0	$1,053,694 [10]
Mr. DiMaio[12]	$0		$0		$0	$0		$0	$0	$0	$677,744 [10]

C. Medical and Welfare Plans
Mr. LePore	$0		$0		$0	$0		$0	$0	$0	$0
Mr. Martino	$17,271		$17,271		$17,271	$17,271		$0	$0	$0	$0
Mr. Haughey	$17,046		$17,046		$17,046	$17,046		$0	$0	$0	$0
Mr. MacPhee	$16,176		$16,176		$16,176	$16,176		$0	$0	$0	$0
Mr. DiMaio[12]	$0		$0		$0	$0		$0	$0	$0	$0

D. Perquisites
Mr. LePore	$0		$0		$0	$0		$0	$0	$0	$0
Mr. Martino	$0		$0		$0	$0		$0	$0	$0	$0
Mr. Haughey	$0		$0		$0	$0		$0	$0	$0	$0
Mr. MacPhee	$0		$0		$0	$0		$0	$0	$0	$0
Mr. DiMaio[12]	$0		$0		$0	$0		$0	$0	$0	$0

Notes:

[1]	Upon termination, the Company shall pay to executive, in a single lump sum, an amount equal to his base salary for remainder of the term, only if executive does not provide services to a competitor.

[2]	Upon termination, the Company shall pay to executive two times base salary plus an amount equal to his last cash bonus. Payments shall be made in 24 equal monthly installments from the executive’s termination date in accordance with the Company’s regular payroll practices.

[3]	Executive shall not receive an amount equal to his last cash bonus if termination is a result of executive’s performance.

[4]	The Company shall deduct any life insurance and/or disability insurance received by executive from the amount payable to executive upon termination.

[5]	Upon termination, the Company shall pay to executive two times base salary plus an amount equal to his last cash bonus. Payments shall be made in 24 equal monthly installments from the executive’s termination date in accordance with the Company’s regular payroll practices, or upon the agreement of the Company and executive, in a lump sum within 30 days of executive’s termination date.

[6]	If a named executive officer is terminated after a change of control, the severance amounts are the same as before the change of control and are determined based on the trigger event for termination.

[7]	Pursuant to Mr. LePore’s employment agreement, all restricted stock and options previously granted shall be cancelled.

[8]	Upon completion of employment term and non-renewal, all restricted stock will vest and all stock options will be cancelled.

[9]	Upon termination, provided the reason for such termination is not related to Executive’s performance, all unvested equity awards previously granted to Executive shall vest, and Executive shall have 24 months from the date of termination to exercise such options.

[10]	Upon a change of control, all unvested equity awards are immediately vested and accelerated in full. Additionally, under each Named Executive’s respective employment agreement (if any), if a Named Executive is terminated within 12 months of a change of control, other than for cause, and if the termination is not a result of executive’s performance, then the options’ exercise period is extended to 24 months from the date of termination.

[11]	Assumes the triggering event took place on the last day of the fiscal year, December 31, 2006, and the price per share is the closing market price as of that date.

[12]	Mr. DiMaio did not enter into an employment agreement with the Company.

Named Executives Who Are No Longer Employed with the Company
Mr. Tarriff
In connection with the termination of Mr. Tarriff’s employment with the Company, he entered into a separation and release agreement with the Company on January 4, 2007. The Company agreed to pay Mr. Tarriff $1,284,228 in six equal installments beginning in the seventh month after October 31, 2006, his separation date. Additionally, the Company agreed to maintain in effect for Mr. Tarriff coverage under the Company’s welfare benefit plans for two years following his separation date. Consistent with the terms of his employment agreement with the Company, options to purchase shares of the Company’s Common Stock granted to Mr. Tarriff prior to September 16, 2003 will continue to vest and be exercisable in accordance with their terms. Shares of restricted stock granted to Mr. Tarriff and options to purchase Common Stock of the Company granted to Mr. Tarriff after September 16, 2003 vested as of January 4, 2007 and October 31, 2006, respectively, and Mr. Tarriff will have 24 months in which to exercise those stock options. Additionally, Mr. Tarriff waived any claim that he may have had against the Company in connection with his employment relationship and acknowledged the obligations under his employment agreement that, for one year following his separation date, he will not solicit any business away from the Company, and for two years following his separation date, he will not interfere with the Company’s relationship with its employees, consultants or contractors. Consistent with his separation agreement, the value of Mr. Tarriff’s separation payments include $1,446,912 in cash, $32,602 in health and welfare benefits and $1,180,381 in equity awards, totaling $2,659,895.
Mr. O’Connor
Mr. O’Connor stepped down as Chief Financial Officer of the Company in March 2006. Pursuant to his separation agreement with the Company, effective September 29, 2006, the Company agreed to pay Mr. O’Connor $601,788 over a period of 18 months, with the first payment occurring in the seventh month after the separation date and continuing for seventeen months thereafter. The Company will maintain in effect for Mr. O’Connor coverage under the Company’s group life insurance and medical plans for two years from his separation date. All other benefits, except those in which Mr. O’Connor has vested rights, terminated as of his separation date. Certain options to purchase shares of Common Stock and certain shares of restricted stock of the Company previously granted to Mr. O’Connor were cancelled as of his separation date. However, Mr. O’Connor has 24 months from the date of his separation agreement in which to exercise previously vested stock options with the Company. Consistent with his separation agreement, the value of Mr. O’Connor’s separation payments include $604,741 in cash and $27,377 in health and welfare benefits, totaling $632,118.
Mr. Auerbach
Effective October 31, 2006, the Company entered into a separation agreement with Mr. Auerbach in connection with his resignation. The Company agreed to pay Mr. Auerbach $642,114 in six equal installments beginning in the seventh month after his separation date and continuing for five months thereafter. Additionally, the Company agreed, for 24 months following his separation date, to maintain in effect for Mr. Auerbach coverage under the Company’s medical plan, and to vest all of Mr. Auerbach’s options to purchase shares of the Company’s Common Stock. Mr. Auerbach will have 24 months from his separation date to exercise all his stock options. In addition, Mr. Auerbach waived any claim that he may have against the Company in connection with his employment relationship, and agreed that, for two years following his separation date, he will not solicit any business or employees away from the Company, and for one year following his separation date, he will not provide any services that may compete with the business of the Company. Consistent with his separation agreement, the value of Mr. Auerbach’s separation payments include $659,290 in cash, $21,435 in health and welfare benefits and $1,606,643 in equity awards, totaling $2,287,368.
Mr. Hariharan
Mr. Hariharan and the Company entered into a separation and release agreement with respect to the termination of his employment with the Company, effective November 22, 2006. The Company agreed to pay Mr. Hariharan $842,000 in twelve equal installments beginning in the seventh month after his separation date and continuing for eleven months thereafter. Additionally, the Company agreed to maintain in effect for Mr. Hariharan coverage under the Company’s life insurance and medical plans for two years following the separation date. Consistent with the terms of Mr. Hariharan’s employment agreement with the Company, a number of options to purchase shares of Common Stock of the Company and a number of the shares of restricted stock previously granted to Mr. Hariharan will continue to vest and be exercisable. In addition, Mr. Hariharan waived any claim that he may have had against the Company in connection with his employment relationship and agreed that, for one year following his separation date, he will not solicit any business or employees away from the Company or provide any services that may compete with the business of the Company. Consistent with his separation agreement, the value of Mr. Hariharan’s separation payments include $842,000 in cash, $36,323 in health and welfare benefits and $642,551 in equity awards, totaling $1,520,874.
Mr. DiMaio
On June 1, 2007, in connection with Mr. DiMaio’s termination of employment with the Company, he and the Company entered into a separation agreement pursuant to which the Company paid Mr. DiMaio $169,000. Additionally, Mr. DiMaio received his anticipated and earned bonus for the 2006 calendar year, and the Company has agreed to maintain in effect for Mr. DiMaio coverage under the Company’s life insurance and medical plans for one year following his separation date, unless Mr. DiMaio becomes eligible for comparable benefits from another employer. For those stock options and shares of restricted stock previously granted to Mr. DiMaio that vested on his separation date, Mr. DiMaio had 90 days in which to exercise those options. However, any stock options that had not vested as of his separation date were cancelled. Consistent with his separation agreement, the value of Mr. DiMaio’s separation payments included $182,462 in cash, $11,853 in health and welfare benefits and $748,473 in equity awards, totaling $942,788.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
As a public company, the Company’s directors and executive officers and the more than 10% beneficial owners of its Common Stock are subject to reporting requirements under Section 16(a) of the Exchange Act and are required to file certain reports with the SEC in respect of their ownership of the Company’s equity securities and changes thereto. Based solely upon its review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that, during fiscal year 2006, all such reports were timely filed, except for the four events relating to the 2006 deferral of retainer fees to deferred stock units by Mr. Knight and Mr. Smith. For both executives, the event that occurred on January 3, 2006 was reported on a Form 4 filed on January 11, 2006, and each of the deferral events that occurred on April 3, July 3 and October 2, 2006 were reported on Forms 4 filed on April 4, 2007. These late filings resulted because the Company did not timely identify that an earlier filing was required in connection with the deferral of retainer fees.

OTHER MATTERS
As of the date of this Proxy Statement, the Board has no knowledge of any business that will be presented for consideration at the Meeting other than as described herein. If any other matter(s) are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy card to vote the proxies that they receive in respect of such matter(s) in accordance with their judgment.
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2006 will be delivered to any Company stockholder, without charge, upon a written request therefore. Requests for a copy of the Company’s Annual Report on Form 10-K should be addressed to the Secretary of the Company, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677.
SUBMISSION OF STOCKHOLDER PROPOSALS
In accordance with the Company’s Bylaws and Rules 14a-4(c) and 14a-5(e) under the Exchange Act, the Company hereby notifies its stockholders that it had not received, on or before July 27, 2007, proper notice of any other proposed matter to be submitted for stockholder vote at the Meeting; and accordingly, any proxies received in respect of the Meeting will be voted in the discretion of the Company’s management on any other matters(s) that may properly come from the Meeting.
Any proposal that is intended to be presented by any stockholder for action at the 2008 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, no later than December 11, 2007, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders. Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, the Secretary of the Company at the address listed above, not less than 20 nor more than 60 days prior to the 2008 meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2008 meeting date is given or made to the Company’s stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.
The Company hereby further notifies its stockholders that if the Company does not receive written notice by January 21, 2008 of a matter proposed to be submitted for stockholders’ vote at the 2008 Annual Meeting of Stockholders, proxies received by members of the Company’s management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come from such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such Meeting.
By Order of the Board of Directors
Thomas Haughey
Secretary
Dated: September 10, 2007

PAR PHARMACEUTICAL COMPANIES, INC.
Proxy for Annual Meeting of Stockholders to Be Held on October 16, 2007
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE COMPANY’S BOARD OF DIRECTORS
     The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), hereby constitute(s) and appoint(s) Patrick G. LePore and Thomas J. Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the 2007 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on October 16, 2007, at 10:00 a.m. (local time), or any adjournment(s) thereof, all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.
     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, 2 AND 3 AND AGAINST PROPOSALS NUMBER 4 AND 5. THIS PROXY WILL BE VOTED IN THE JUDGMENT OF MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
(Continued and to be signed and dated on the reverse side.)

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THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS NUMBER 1, 2 AND 3.
1.	ELECTION OF CLASS II DIRECTORS

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY	☐	FOR ALL EXCEPT
			FOR ALL NOMINEES		(See instruction below)

Nominees:	¡ John D. Abernathy	¡ Dr. Melvin Sharoky
Instruction: To withhold authority to vote for an individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: ●
2.	TO AMEND THE 1997 DIRECTORS’ STOCK AND DEFERRED FEE PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	TO RATIFY THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE LLP AS THE COMPANY’S AUDITORS FOR FISCAL YEAR 2007

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSALS NUMBER 4 AND 5.
4.	PROPOSAL BY STOCKHOLDER ON BENCHMARKING EXECUTIVE COMPENSATION AGAINST PEER GROUP COMPANY PERFORMANCE

FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	PROPOSAL BY STOCKHOLDER ON AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

FOR ☐	AGAINST ☐	ABSTAIN ☐

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6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF AND AS PROVIDED IN RULE 14A-4(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage Pre-paid Envelope.

Dated: ___, 2007

Signature

Signature, if held jointly
Please sign exactly as name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in the partnership or company name by a general partner, managing member or other authorized person.

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APPENDIX A
PAR PHARMACEUTICAL COMPANIES, INC.
AMENDED AND RESTATED
1997 DIRECTORS’ STOCK AND DEFERRED FEE PLAN
(formerly known as the Pharmaceutical Resources, Inc.
Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan)
ARTICLE I
THE PLAN
          1.1. Restatement. Par Pharmaceutical Companies, Inc. hereby amends and restates the Par Pharmaceutical Companies, Inc. Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan (formerly known as the Pharmaceutical Resources, Inc. 1997 Directors’ Stock and Deferred Fee Plan), which was initially adopted effective October 28, 1997 (the “Plan”). The Plan applies to those directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries. The Plan provides (i) for the annual grant of stock awards in the form of Restricted Units to Eligible Directors, (ii) for the grant of other equity awards to Eligible Directors in the discretion of the Board in the form of Options and (iii) the opportunity for Eligible Directors to defer receipt of all or a part of their cash compensation in the form of Deferred Units.
          1.2. Purpose. The purposes of the Plan are to align the interests of directors more closely with the interests of other stockholders of the Company, to encourage the highest level of director performance by providing the directors with a direct interest in the Company’s attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified directors.
          1.3. Effective Date. This amendment and restatement of the Plan was adopted by the Board on August 30, 2007 and will be effective on January 1, 2008, subject to approval of the Company’s stockholders (the “Effective Date”). In the event that the Company’s stockholders do not approve this amendment and restatement of the Plan, the Plan as in effect prior to this amendment and restatement shall remain in full force and effect in accordance with its terms.
          1.4. Termination Date. The Plan shall terminate on December 31, 2017 and no further Awards shall be granted hereunder following such date.
          1.5. Prior Deferrals. Notwithstanding any other provision of this Plan as amended and restated, amounts deferred under the Plan and held in the form of vested Deferred Units prior to January 1, 2005 (including any earnings or increases in value of such Deferred Units on or after January 1, 2005) shall be subject to the terms of the Plan as in effect on December 31, 2004.
ARTICLE II
DEFINITIONS
          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) “Award” shall mean an award to an Eligible Director of (i) Options under Article V, (ii) Restricted Units under Article VI, or (iii) Deferred Units under Article VI of the Plan.
     (b) “Award Agreement” shall mean a written agreement between the Company and an Eligible Director or a written acknowledgment from the Company to an Eligible Director specifically setting forth the terms and conditions of an Award granted under the Plan.
     (c) “Board” shall mean the board of directors of the Company.
     (d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (e) “Company” shall mean Par Pharmaceutical Companies, Inc.
     (f) “Date of Grant” shall mean, with respect to any Eligible Director, the date such Eligible Director was initially elected to the Board and for each calendar year thereafter, the earliest to occur of the following: (i) the date on which the stockholders of the Company shall elect directors at an annual meeting of stockholders or any adjournment thereof, (ii) the date in January of each year on which the first meeting of the compensation committee of the Company occurs or (iii) the last business day of January of each fiscal year.
     (g) “Deferred Unit Award” means an award of Stock Units granted to an Eligible Director pursuant to Sections 6.2 and 6.4 of the Plan.
     (h) “Effective Date” for the Plan shall have the meaning set forth in Section 1.3.
     (i) “Eligible Director” shall mean any director of the Company who is not an employee of the Company or any of its subsidiaries.
     (j) “Fair Market Value” on any day shall mean (i) if the principal market for the Stock is The New York Stock Exchange, any other national securities exchange or The NASDAQ Stock Market, the closing sales price of the Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, (ii) if the principal market for the Stock is not a national securities exchange and if there are no closing prices reported on The NASDAQ Stock Market, the mean between the closing bid and the closing asked prices for the Stock on such day as quoted on such market or (iii) if there are no such prices quoted on The NASDAQ Stock Market, the price furnished by any New York Stock Exchange member selected by the Company from time to time for such purpose; provided, that, if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Board by any method which it deems, in good faith, to be appropriate. The determination of the Board shall be conclusive as to the Fair Market Value of the Stock.
     (k) “Option” shall mean an Eligible Director’s stock option to purchase Stock granted pursuant to the provisions of Article V hereof. All Options granted under the Plan shall be non-qualified options that are not intended to qualify as incentive stock options under Section 422 of the Code.
     (l) “Optionee” shall mean an Eligible Director to whom an Option has been granted hereunder.
     (m) “Option Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     (n) “Plan” shall mean the Par Pharmaceutical Companies, Inc. Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan, the terms of which are set forth herein, as amended from time to time.
     (o) “Qualified Domestic Relations Order” shall have the meaning assigned to such term under the Code and the regulations promulgated thereunder.
     (p) “Restricted Unit Award” shall mean an award of Stock Units, subject to certain forfeiture provisions, granted to an Eligible Director pursuant to Section 6.1 of the Plan.
     (q) “Sale” shall mean any single transaction or series of related transactions, upon the consummation of the following events: (i) the merger or other business combination of the Company with and into another corporation or entity pursuant to which the stockholders of the Company immediately prior to such transaction(s), do not own, immediately after such transaction(s), more than 50% of the voting power of the corporation or entity that survives and such other corporation or entity is publicly-owned and is not a subsidiary of another corporation or entity, or (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Company (other than to any wholly-owned subsidiary of the Company); provided, that, subject to the requirements of Section 409A and the regulations thereunder, a Sale shall not be deemed to have occurred if there shall be an affirmative vote of a majority of the Board to suspend the provisions of Section 4.3 of the Plan with respect to any such event. For purposes of this definition, “total gross market value” means the value of the Company’s assets determined without regard to any liabilities associated with the assets.
     (r) “Separation from Service” shall mean any termination of a director’s Board service with the Company. The occurrence of a Separation from Service is determined by the Board under the facts and circumstances and in accordance with Section 409A of the Code.
     (s) “Stock” shall mean the shares of common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.
     (t) “Stock Account” means the bookkeeping account established by the Company in respect to each director pursuant to Section 6.4 and to which shall be credited Stock Units representing the director’s respective Restricted Unit Awards and Deferred Unit Awards pursuant to the Plan.
     (u) “Stock Unit” shall mean a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.
ARTICLE III
PARTICIPANTS
          Each Eligible Director shall participate in the Plan, provided that he or she is or was elected as a member of the Board at an annual meeting of stockholders, or at any adjournment thereof, or was elected by Eligible Directors who were elected as members of the Board at an annual meeting, or at any adjournment thereof, of stockholders to fill a vacancy on the Board.

ARTICLE IV
SHARES OF STOCK SUBJECT TO THE PLAN
          4.1. Limitations. Subject to any anti-dilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall not exceed 900,000 shares of Stock. Shares of Stock subject to an Option, a Restricted Unit Award or a Deferred Unit Award may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, that the shares of Stock with respect to which an Option has been exercised shall not again be available in connection with the grant of an Option hereunder. If any outstanding Options granted hereunder shall terminate, expire or be forfeited for any reason prior to the exercise of such Options, such unused shares underlying such Options shall again be available for new Awards under the Plan. Furthermore, any shares of Stock that are subject to a Restricted Unit Award or Deferred Unit Award and for any reason are not issued to a director shall automatically become available again for use under the Plan.
          4.2. Anti-dilution. If the event of any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate and equitable adjustments shall be made in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. In addition, the rights under outstanding Options, Restricted Unit Awards and Deferred Unit Awards granted hereunder, both as to the number of subject shares and, with respect to Options, the Option Price, shall be adjusted appropriately.
          The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.
          4.3. Sale of Company.
          (a) Treatment of Options. Unless otherwise provided in the relevant Award Agreement, upon a Sale, the Board may elect either to (i) continue the outstanding Options without any payment or (ii) cause to be paid to the Optionee upon consummation of the Sale, a payment equal to the excess, if any, of the sale consideration receivable by the holders of shares of Stock in such a Sale (the “Sale Consideration”) over the Option Price. If the Board elects to continue the Option, then the Company shall cause effective provisions to be made so that the Optionee shall have the right, by exercising the Option prior to its expiration date, to purchase or otherwise obtain the kind and amount of shares of Stock and other securities and property receivable upon such Sale by a holder of the number of shares of Stock that might have been purchased upon exercise of the Option immediately prior to the Sale. The value of the Sale Consideration receivable by the holder of a share of Stock, if it shall be other than cash, shall be determined, in good faith, by the Board. Upon payment to the Optionee of the Sale Consideration, the Optionee shall have no further rights in connection with the Option granted, the Option shall be terminated and surrendered for cancellation and the Option shall be null and void.
          (b) Treatment of Stock Accounts. Notwithstanding any provision of this Plan to the contrary, in the event a Sale of the Company occurs, within ten (10) days of the date of such Sale, all outstanding Restricted Unit Awards shall be deemed fully vested and each director shall receive a lump sum distribution in cash equal to the value of all Stock Units credited to such director’s Stock Account as of distribution (based upon the Sale Consideration).

ARTICLE V
OPTIONS
          5.1 Grant of Options. Subject to the terms and provisions of the Plan, Stock Options may be granted to an Eligible Director in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, in its sole discretion.
          5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan.
          5.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Board and shall be specified in the Award Agreement, but in no event shall the Option Price be less than the Fair Market Value of the Stock on the trading day immediately preceding its Date of Grant.
          5.4 Duration of Options. Each Option granted to an Eligible Director shall expire at such time as the Board shall determine at the time of grant (the “Expiration Date”); provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
          5.5 Exercise of Options. Options granted under this Article V shall be exercisable at such times and be subject to such restrictions, conditions and events of forfeiture or cancellation as the Board shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Eligible Director.
          5.6 Payment. Options granted under this Article V shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Board, or by complying with any alternative procedures which may be authorized by the Board, setting forth the number of shares of Stock with respect to which the Option is to be exercised.
          A condition of the issuance of Stock as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full at the time of exercise either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Stock having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Board in its sole discretion (including, without limitation, if the Board so determines, payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).
          5.7 Restrictions on Transferability of Stock. The Committee may impose such restrictions on any Stock acquired pursuant to the exercise of an Option granted under this Article V as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Stock.

          5.8. Nontransferability of Option. Unless otherwise provided in the relevant Award Agreement, Options may not be transferred by an Optionee otherwise than by will or the laws of descent and distribution or by a Qualified Domestic Relations Order. Unless otherwise provided in the relevant Award Agreement, during the lifetime of an Optionee, his or her Option may be exercised only by him or her (or by his or her guardian or legal representative, should one be appointed) or by his or her spouse to whom the Option has been transferred pursuant to a Qualified Domestic Relations Order. In the event of the death of an Optionee, any Option held by him or her may be exercised by his or her legatee(s) or other distributee(s) or by his or her personal representative(s).
          5.9. No Repricing. Notwithstanding Article IX hereof, no Option may be repriced or otherwise adjusted to effect, directly or indirectly, a repricing of such Option.
          5.10. Options Granted Under Prior Plan. The provisions of this Article V shall not apply to Options granted prior to the Effective Date of the Plan, which shall be governed by the provisions set forth in Article V of this Plan prior to this amendment and restatement and the applicable Award Agreement with respect to such prior Option awards.
ARTICLE VI
RESTRICTED UNITS AND DEFERRAL OF FEES
          6.1. Annual Grants of Restricted Units. For any new Eligible Director joining the Board on or after the Effective Date and for all Eligible Directors after December 31, 2007, each Eligible Director shall be granted a Restricted Unit Award on each Date of Grant in a number of shares of Stock having an aggregate Fair Market Value, determined as of the Date of Grant, equal to One Hundred Thousand Dollars ($100,000), with any fractional shares resulting from this calculation rounded up to the next highest whole number of shares (the “Annual Restricted Unit Grant”). No Eligible Director may receive more than one Annual Restricted Unit Grant in any calendar year. Each Annual Restricted Unit Grant shall be credited as Stock Units to the director’s Stock Account. Each Annual Restricted Unit Grant shall be deemed to be vested in full on the first anniversary of the Date of Grant with respect to such Award, subject to Section 4.3 hereof and any additional conditions imposed by the Board and set forth in an Award Agreement. Upon vesting, such Stock Units shall continue to be held in the director’s Stock Account until payment becomes due in accordance with Section 6.7. If an Eligible Director shall be removed “for cause” as a member of the Board on or prior to the first anniversary of the Date of Grant of any Annual Restricted Unit Grant, such Award shall terminate and be forfeited in its entirety and any Stock Units relating to such Award shall be subtracted from such director’s Stock Account.
          6.2. Deferral Elections. Subject to compliance with Section 409A and any applicable rules adopted by the Board, an Eligible Director may elect to defer receipt of all or a specified portion of the annual retainer fees otherwise payable in cash to the Eligible Director for serving on the Board or any committee thereof. An Eligible Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Board. The notice shall include: (a) the percentage of annual retainer fees to be deferred, and (b) the time as of which deferral is to commence. Amounts deferred by a director pursuant to this Section 6.2 shall be converted into Stock Units in accordance with Section 6.4.
          6.3 Time for Electing Deferral. A deferral election with respect to any annual retainer fees earned for a calendar year must be made prior to the beginning of that calendar year; provided, that (a) for fees earned during calendar year 2008 by an individual who is an Eligible Director as of December 31, 2007, an election must be made no later than December 31, 2007, and (b) if an individual becomes an Eligible Director after the first day of any calendar year, a deferral election with respect to fees earned during that calendar year must be made within thirty (30) days of the date such individual becomes an Eligible Director. A deferral election shall continue in effect until the Eligible Director terminates service with the Board, unless the Eligible Director provides the Board with a subsequent election to alter the portion of future amounts to be deferred, including reducing such amount to zero, which election shall be effective for amounts earned in the calendar year or years following the calendar year in which the subsequent election is made unless and until another election is made.
          6.4 Stock Accounts. A Stock Account shall be established for each Eligible Director. Annual Restricted Unit Grants shall be credited as Stock Units directly to the Stock Account. Fees deferred by an Eligible Director shall be converted into a Deferred Unit Award, which shall be credited as Stock Units to the Eligible Director’s Stock Account as of the date such amounts would have otherwise been paid in cash to the Eligible Director. The conversion of the director’s fees into a Deferred Unit Award shall be based on the Fair Market Value of the Stock as of the date of conversion. An Eligible Director’s Stock Account shall also be credited with dividends and other distributions pursuant to Section 6.5. No interest shall be credited on fees deferred by an Eligible Director. Fractional shares shall be credited to a director’s Stock Account cumulatively but the balance of shares of Stock Units in a director’s Stock Account shall be rounded to the next highest whole share for any payment to such director pursuant to Section 6.7.
          6.5 Dividends Equivalents on Stock Units. Dividends and other distributions on Stock Units credited to an Eligible Director’s Stock Account shall be deemed to have been paid as if such Stock Units were actual shares of Stock issued and outstanding as of the respective record or distribution dates. No interest shall be credited on such amounts. Such dividends and distributions shall be converted into Stock Units and credited to the Eligible Director’s Stock Account as of the respective record or distribution dates. The conversion of such dividends and distributions into Stock Units shall be based on the Fair Market Value of the Stock as of the date of conversion. Fractional shares shall be credited to a director’s Stock Account cumulatively but the balance of shares of Stock Units in a director’s Stock Account shall be rounded to the next highest whole share for any payment to such director pursuant to Section 6.7.
          6.6 Statement of Accounts. A statement will be sent to each Eligible Director as to the balance of his or her Stock Account at least once each calendar year.
          6.7 Payment of Accounts. Subject to Sections 4.3(b) and 6.8, an Eligible Director shall receive a distribution of his or her Stock Account as soon as practicable after the first day of the seventh month following the month that includes the date of his or her Separation from Service as a director. Such distribution shall consist of one share of Stock for each Stock Unit credited to such director’s Stock Account as of the date of distribution. If at any time the Board shall determine that payment of shares of Stock to an Eligible Director or the ownership or subsequent disposition of such Stock by such director may violate or conflict with any applicable law or regulation, the Board may, in its discretion, pay all or a portion of the director’s Stock Account in cash. In this case, the amount of cash shall be determined with reference to the Fair Market Value of the Stock for the trading day immediately preceding the payment date.
          6.8 Accelerated Payment. Payment of a director’s Stock Account may be accelerated if at any time the Plan fails to meet the requirements of Section 409A of the Code and regulations and other guidance promulgated thereunder; provided, however, that any such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code and the regulations and other guidance.

          6.9 Designation of Beneficiary; Payments to a Deceased Director’s Estate. An Eligible Director may designate a beneficiary on a form approved by the Board. In the event of a director’s death before the balance of his or her Stock Account is fully paid to the director, payment of the balance of the director’s Stock Account shall then be made to his or her designated beneficiary or, if no valid designation has been made, to his or her estate in the time and manner selected by the Board. The Board may take into account the application of any duly appointed administrator or executor of an Eligible Director’s estate and direct that the balance of the director’s Stock Account be paid to his or her estate in the manner requested by such application.
ARTICLE VII
[RESERVED]
ARTICLE VIII
TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN
          The Board, in its sole discretion, may at any time terminate the Plan, and may, at any time, and from time to time and in any respect, subject to Section 5.9 hereof, amend or modify the Plan. The Board may, subject to Section 5.9 hereof, amend the terms of any award theretofore granted under the Plan; provided, however, that subject to Section 4.1 hereof, no such amendment may be made by the Board that, in any material respect, impairs the rights of a participant without the participant’s consent.
          Upon termination of the Plan, amounts accrued and vested in a director’s Stock Account as of the date of termination of the Plan shall be held, administered and distributed in accordance with the terms and conditions of the Plan as in effect on the date of Plan termination, except that:
          (a) Amounts credited to the director’s Stock Account under the Plan may be distributed prior to the time required under Article VI if all nonqualified deferred compensation arrangements sponsored by the Company and any company required to be aggregated with the Company under Section 414(b) and (c) of the Code that are treated, together with the Plan, as one arrangement under Section 409A of the Code, are terminated, subject to the following requirements: (i) no payments other than payments that would be payable under the terms of the Plan and such other arrangements if the termination had not occurred are made within 12 months of the termination of the Plan and such other arrangements, (ii) all payments under the Plan and such other arrangements are made within 24 months of the date of such termination, and (iii) neither the Company nor any company required to be aggregated with the Company under Section 414(b) or (c) of the Code adopts a new arrangement that would, with the Plan or any such other terminated arrangement, be treated as a single arrangement under Section 409A of the Code, at any time within five years following the date of termination of the Plan and such other arrangements.
          (b) The Plan may be terminated at any time within 12 months of a dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), in which case the amounts deferred under the Plan shall be distributed and included in a director’s gross income in the latest of (i) the calendar year in which the termination occurs, or (ii) the first calendar year in which the payment is administratively practicable.

ARTICLE IX
RELATIONSHIP TO OTHER COMPENSATION PLANS
          The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plans for directors of the Company.
ARTICLE X
MISCELLANEOUS
          10.1. Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.
          10.2. Issuance of Shares. The Company shall not be required to issue or deliver any certificates for shares of Stock (a) purchased upon the exercise of any Option granted hereunder or any portion thereof, or (b) upon expiration of the deferral period applicable to any Stock Units or Deferred Units, unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. The Company’s obligation to deliver shares of Stock with respect to any award under this Plan may be conditioned upon the receipt by the Company of a representation as to the investment intention of the recipient in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any federal, state or local securities laws and applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provisions of this Plan, to the extent that this Plan provides for issuance of certificates to reflect settlement of any amounts payable or subject to distribution under the Plan, the transfer of such Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
          10.3. Director’s Rights Unsecured. The Plan is unfunded. The right of any Eligible Director to receive payments of cash or Stock under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.
          10.4. Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld thereon, irrespective of whether withholding is required.
          10.5. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

          10.6. Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the company to whom authority was delegated in accordance with Article III shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action take or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
          The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter or law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
          10.7. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
          10.8. Headings. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.